Exhibit 17(e)
Item 1. Reports to Stockholders.
The Report to Shareholders is attached herewith.

# Highland Floating Rate Advantage Fund

Annual Report
June 30, 2010

HIGHLAND FUNDS
managed by
Highland Capital Management, L.P.

Highland Floating Rate Advantage Fund
TABLE OF CONTENTS

Portfolio Managers’ Letter	1
Fund Profile	3
Financial Statements	4
Investment Portfolio	5
Statement of Assets and Liabilities	12
Statement of Operations	13
Statements of Changes in Net Assets	14
Statement of Cash Flows	16
Financial Highlights	17
Notes to Financial Statements	21
Report of Independent Registered Public Accounting Firm	31
Additional Information	32
Important Information About This Report	36
Economic and market conditions change frequently.
There is no assurance that the trends described in this report will continue or commence.
A prospectus must precede or accompany this report. Please read the prospectus carefully before you invest.

PORTFOLIO MANAGERS’ LETTER

June 30, 2010	Highland Floating Rate Advantage Fund
Dear Shareholders:
Q: How has the Highland Floating Rate Advantage Fund (the “Fund”) performed?
A: Please note that the Fund has changed its fiscal year end to June 30 from August 31. Therefore, the performance period covered throughout this report is for the ten month period ended June 30, 2010. For the ten month period ended June 30, 2010, the Fund’s Class A Shares returned 13.25%. That was more than the return of the Fund’s benchmark, the Credit Suisse Leveraged Loan Index (the “Index”), which was 10.54% for the period, and the Lipper Loan Participation Loan Category average, which was 10.11% for the period. During this same time period, the Standard & Poor’s (S&P) 500 Index returned 5.00%. The Fund benefited from its use of leverage during the period, and as of June 30 had $115 million in notes payable. The Fund’s strongest performers during the period included Young Broadcasting Inc., Value Creation Inc, Lavena Holding GmbH, Spirit Finance Corporation and CCS Medical, Inc. The weakest performers included Lake at Las Vegas Joint Venture LLC, Fontainebleau Florida Hotel, LLC, Broadstripe, LLC, Sacher Funding Ltd. and Westgate Investments, LLC.
Q: What was the investment environment like for corporate bank loans during the period?
A: The loan market during the ten month period ended June 30, 2010 was characterized by a continuation of the strengthening experienced in 2009 after 2008’s unprecedented loan market dislocation, which was primarily driven by technical factors generated in part by the turmoil in the financial sector. During the first eight months of the period the average bid in the Index moved up ten points, from 81.8 on August 31, 2009 to 91.8 on April 30, 2010. This improvement was largely attributable to continued strengthening in the technical environment caused by a lack of forced selling and continued strong demand for loans thanks to issuers paying down debt through bond refinancings. This increased cash in the market was augmented by more positive investor sentiment due to improving issuer fundamentals, which helped to push the average bid up. However, during the final two months of the period the loan market, along with the broader market, weakened, with the average bid falling to 89.4 by June 30, 2010. This pull back was due in part to macroeconomic fears surrounding sovereign debt risk, particularly in Europe.
Q: How is the Fund currently positioned?
A: As of June 30, 2010, the Fund is approximately 90.97% loans, 4.50% equities and 4.53% other corporate debt, as a percentage of investments. With regards to diversification, the Fund is currently invested in approximately 26 industries and 159 issuers.
Q: What is your outlook?
A: It is our expectation that capital markets will continue to exhibit volatility during 2010, with the equity and high-yield bond markets experiencing greater volatility than leveraged loans. We continue to believe that the risk-return profile for leveraged loans is attractive relative both to other asset classes and to historical standards for leveraged loans. We look to capitalize on volatility in the leveraged loan market by adhering to disciplined valuation targets for our investments and by actively rotating capital as opportunities present. We believe that issuers will continue to bring amendments to lender groups in an effort to stay within covenants, which will improve the economics of the loans to the lenders.
We thank you for your investment in the Fund.

Brad Means, CFA	Greg Stuecheli, CFA
Partner & Senior	Partner & Senior
Portfolio Manager	Portfolio Manager
Brad Means and Greg Stuecheli have been portfolio managers of the Highland Floating Rate Advantage Fund since December 31, 2008.
Funds that invest in floating rate loan investments present financial risks. Defaults on the loans in the portfolio could reduce the Fund’s net asset value and its distributions, as could nonpayment of scheduled interest and principal. Prepayment of principal by a borrower could mean the Fund’s managers have to replace the loan with a lower-yielding security, which could affect the valuation of the portfolio’s holdings.
Annual Report | 1

PORTFOLIO MANAGERS’ LETTER

June 30, 2010	Highland Floating Rate Advantage Fund
The Fund is a continuously offered, closed-end management investment company and provides limited liquidity through a quarterly tender offer for between 5% and 25% of outstanding shares. Each quarter, the Fund’s trustees must approve the actual tender. Please read the prospectus carefully for more details.
The Fund may invest a high percentage of assets in a limited number of loans, so the default of any individual holdings can have a greater impact on the Fund’s net asset value than could a default in a more diversified portfolio.
Floating rate loans are not covered by FDIC insurance or other guarantees relating to timely payment of principal and interest.
Since economic and market conditions change frequently, there can be no assurance that the trends described here will continue or that the forecasts will come to pass. The opinions expressed are those of the contributor and are subject to change.
Prior investment returns are not indicative of future results.
2 | Annual Report

FUND PROFILE (unaudited)
Highland Floating Rate Advantage Fund
Objective
The Fund seeks to provide a high level of current income, consistent with preservation of capital.
Net Assets as of June 30, 2010
$582.1 million
Portfolio Data as of June 30, 2010
The information below provides a snapshot of the Fund at the end of the reporting period. The Fund is actively managed and the composition of its investment portfolio will change over time.

Quality Breakdown as of 06/30/10 (%)*
A	0.8
BBB	2.2
BB	5.8
B	59.7
CCC	10.9
CC	2.2
C	0.3
D	2.6
Non-Rated	15.5

Top 5 Sectors as of 06/30/10 (%)*
Broadcasting	9.9
Cable/Wireless Video	7.1
Gaming/Leisure	6.6
Diversified Media	6.4
Financial	6.4

Top 10 Holdings as of 06/30/10 (%)*
Broadstripe, LLC (Senior Loans)	5.0
Young Broadcasting, Inc. (Common Stocks)	2.7
Fontainebleau Florida Hotel, LLC (Senior Loans)	2.7
CCS Medical, Inc. (Senior Loans)	2.3
Texas Competitive Electric Holdings Co., LLC (B-2 Senior Loans)	2.1
SMG H5 Pty., Ltd. (Foreign Denominated Senior Loans)	2.0
Travelport LLC (Senior Loans)	1.9
Key Safety Systems, Inc. (First Lien Senior Loans)	1.8
Univision Communications, Inc. (Senior Loans)	1.6
US Airways Group, Inc. (Senior Loans)	1.4

*	Quality is calculated as a percentage of total senior loans and asset-backed securities. Sectors and holdings are calculated as a percentage of total assets. The quality ratings reflected were issued by Standard & Poors, a nationally recognized statistical rating organization. Quality ratings reflect the credit quality of the underlying bonds in the Fund’s portfolio and not that of the fund itself. Quality Ratings are subject to change.
Annual Report | 3

FINANCIAL STATEMENTS

June 30, 2010	Highland Floating Rate Advantage Fund

A guide to understanding the Fund’s financial statements

Investment Portfolio	The Investment Portfolio details all of the Fund’s holdings and their value as of the last day of the reporting period. Portfolio holdings are organized by type of asset and industry to demonstrate areas of concentration and diversification.

Statement of Assets and Liabilities	This statement details the Fund’s assets, liabilities, net assets and share price for each share class as of the last day of the reporting period. Net assets are calculated by subtracting all the Fund’s liabilities (including any unpaid expenses) from the total of the Fund’s investment and non-investment assets. The net asset value per share for each class is calculated by dividing net assets allocated to that share class by the number of shares outstanding in that class as of the last day of the reporting period.

Statement of Operations	This statement details income earned by the Fund and the expenses accrued by the Fund during the reporting period. The Statement of Operations also shows any net gain or loss the Fund realized on the sales of its holdings during the period, as well as any unrealized gains or losses recognized over the period. The total of these results represents the Fund’s net increase or decrease in net assets from operations.

Statements of Changes in Net Assets	These statements demonstrate how the Fund’s net assets were affected by its operating results, distributions to shareholders and shareholder transactions (e.g., subscriptions, redemptions and distributions reinvestments) during the reporting period. The Statements of Changes in Net Assets also detail changes in the number of shares outstanding.

Statement of Cash Flows	This statement reports net cash and foreign currency provided or used by operating, investing and financing activities and the net effect of those flows on cash and foreign currency during the period.

Financial Highlights	The Financial Highlights demonstrate how the Fund’s net asset value per share was affected by the Fund’s operating results. The Financial Highlights also disclose the classes’ performance and certain key ratios (e.g., class expenses and net investment income as a percentage of average net assets).

Notes to Financial Statements	These notes disclose the organizational background of the Fund, certain of its significant accounting policies (including those surrounding security valuation, income recognition and distributions to shareholders), federal tax information, fees and compensation paid to affiliates and significant risks and contingencies.
4 | Annual Report

INVESTMENT PORTFOLIO

June 30, 2010	Highland Floating Rate Advantage Fund

Principal Amount ($)		Value ($)
US Senior Loans (a) — 91.3%
AEROSPACE — 5.7%
4,700,425	AWAS Capital, Inc. Second Priority Term Loan, 6.56%, 03/25/13	3,842,597
970,000	Delta Air Lines, Inc. Credit-Linked Deposit Loan, 2.22%, 04/30/12	926,806
6,750,408	Second Lien Term Loan, 3.55%, 04/30/14	6,049,007
3,136,526	Term Loan Equipment Notes, 4.03%, 09/29/12	2,854,239
1,000,000	Dyncorp International LLC Term Loan B, 07/07/16 (b)	980,000
280,621	Hawker Beechcraft Acquisition Co. LLC Letter of Credit Facility Deposit, 2.53%, 03/26/14 (b)	227,692
4,706,006	Term Loan, 2.40%, 03/26/14 (b)	3,818,406
3,866,925	IAP Worldwide Services, Inc. Second Lien Term Loan, 12.50%, 06/28/13	3,393,227
13,625,753	US Airways Group, Inc. Term Loan, 2.81%, 03/21/14	10,876,281

		32,968,255

BROADCASTING — 5.8%
4,874,517	All3Media Intermediate Ltd. Facility B1, 2.91%, 08/31/14	4,216,457
271,635	ComCorp Broadcasting, Inc. Revolving Loan, 9.00%, 10/03/12 (c) (d)	232,384
2,717,483	Term Loan, 9.00%, 04/03/13 (c) (d)	2,324,807
5,150,518	Cumulus Media, Inc. Replacement Term Loan, 4.35%, 06/11/14	4,686,971
4,610,097	Entercom Radio LLC Term A Loan, 1.51%, 06/29/12	4,310,441
14,508,346	Univision Communications, Inc. Initial Term Loan, 2.60%, 09/29/14	12,134,635
6,141,748	Young Broadcasting, Inc. Term Loan, PIK, 8.00%, 06/30/15 (c) (d)	6,141,748

		34,047,443

CABLE/WIRELESS VIDEO — 9.2%
3,641,732	Broadstripe, LLC DIP Revolver, 7.25%, 06/30/11 (d) (e)	3,639,911
49,805,220	First Lien Term Loan, 06/30/11 (d) (f)	37,966,519
1,428,203	Revolver, 06/30/11 (d) (f)	1,088,719
4,725,085	Northland Cable Television, Inc. First Lien Term Loan B, 4.35%, 12/22/12	4,465,205
6,000,000	Second Lien Term Loan, 8.35%, 06/22/13	4,710,000
1,826,962	WideOpenWest Finance, LLC. Series A New Term Loan, 6.88%, 06/30/14	1,811,734

		53,682,088

CHEMICALS — 3.9%
3,642,424	TPC Group LLC Incremental Term Loan B, 2.88%, 06/27/13	3,432,984
10,791,362	Term B Loan, 2.88%, 06/27/13	10,170,859
2,637,522	W.R. Grace & Co. 5 Year Revolver, 5.25% (b)	4,562,915
2,637,522	Revolving Credit Loan, 5.25% (b)	4,562,915

		22,729,673

CONSUMER DURABLES — 0.1%
738,698	Water PIK, Inc. First Lien Term Loan, 3.60%, 06/15/13	683,296

CONSUMER NON-DURABLES — 0.6%
505,563	KIK Custom Products, Inc. First Lien Canadian Term Loan, 2.57%, 06/02/14 (b)	420,459
2,949,116	First Lien U.S. Term Loan, 2.57%, 06/02/14 (b)	2,452,676
1,000,000	Second Lien Term Loan, 5.32%, 12/01/14	595,000

		3,468,135

DIVERSIFIED MEDIA — 3.8%
10,948,953	Cengage Learning Acquisitions, Inc. Term Loan, 3.03%, 07/03/14	9,472,377
3,789,281	Cydcor, Inc. First Lien Tranche B Term Loan, 9.00%, 02/05/13	3,533,505
2,725,784	Endurance Business Media, Inc. Term Loan, 07/26/13 (f)	579,229
2,024,111	Harland Clarke Holdings Corp. Tranche B Term Loan, 2.87%, 06/30/14	1,745,796
11,849,020	Metro-Goldwyn-Mayer, Inc. Tranche B Term Loan, 04/09/12 (f)	5,403,153
3,617,892	Tranche B-1 Term Loan, 04/09/12 (f)	1,649,759

		22,383,819

ENERGY — 3.6%
193,639	Alon USA Energy, Inc. Edgington Facility, 2.60%, 08/05/13	152,975
1,549,115	Paramount Facility, 2.69%, 08/05/13	1,223,801
4,700,000	Big West Oil, LLC Term Loan, 01/30/15 (b)	4,738,188
732,747	Calumet Lubricants Co., LP Credit-Linked Letter of Credit, 4.14%, 01/03/15 (b)	664,967
5,412,215	Term Loan, 4.44%, 01/03/15 (b)	4,911,585
10,256,383	Venoco, Inc. Second Lien Term Loan, 4.38%, 05/07/14	9,166,643

		20,858,159

See accompanying Notes to Financial Statements. | 5

INVESTMENT PORTFOLIO (continued)

June 30, 2010	Highland Floating Rate Advantage Fund

Principal Amount ($)		Value ($)
US Senior Loans (continued)
FINANCIAL — 2.6%
4,000,000	AGFS Funding Co. Term Loan, 7.25%, 04/21/15	3,904,000
2,500,000	Checksmart Financial Co. Second Lien Term Loan, 5.94%, 05/01/13	312,500
237,483	HUB International Ltd. Delayed Draw Term Loan, 3.03%, 06/13/14	212,349
2,565,790	Initial Term Loan, 3.03%, 06/13/14	2,294,240
6,000,000	Nuveen Investments, Inc. First Lien Term Loan, 3.45%, 11/13/14	5,011,890
3,000,000	Second Lien Term Loan, 12.50%, 07/31/15 (b) (g)	3,156,000
479,412	Online Resources Corp. Term Loan, 2.60%, 02/21/12	399,110

		15,290,089

FOOD AND DRUG — 0.6%
1,977,849	Rite Aid Corp. Tranche 2 Term Loan, 2.10%, 06/04/14	1,713,312
979,064	Tranche 3 Term Loan, 6.00%, 06/04/14	926,748
747,376	Tranche 4 Term Loan, 9.50%, 06/10/15	760,268

		3,400,328

FOOD/TOBACCO — 1.4%
2,728,333	DS Waters of America, Inc. Term Loan, 2.60%, 10/29/12	2,626,021
2,500,000	DSW Holdings, Inc. Term Loan, 4.35%, 03/02/12	2,368,750
248,607	OSI Restaurant Partners, LLC Pre-Funded RC Loan, 2.88%, 06/14/13	213,847
2,743,251	Term Loan, 2.88%, 06/14/14	2,359,690
429,563	Pierre Foods, Inc. Term Loan, 7.00%, 03/03/16	430,276

		7,998,584

FOREST PRODUCTS/CONTAINERS — 0.8%
2,000,000	Consolidated Container Co. LLC Second Lien Term Loan, 5.88%, 09/28/14	1,715,000
2,750,000	Smurfit Stone Container Enterprises, Inc. Exit Term Loan, 6.75%, 02/22/16	2,747,126

		4,462,126

GAMING/LEISURE — 8.2%
57,500,000	Fontainebleau Florida Hotel, LLC Tranche C Term Loan, 06/06/12 (f)	20,125,000
14,595,267	Ginn LA Conduit Lender, Inc. First Lien Tranche A Credit-Linked Deposit, 06/08/11 (f)	1,222,354
31,288,508	First Lien Tranche B Term Loan, 06/08/11 (f)	2,659,523
7,000,000	Second Lien Term Loan, 06/08/12 (f)	70,000
4,560,000	Green Valley Ranch Gaming LLC Second Lien Term Loan, 08/16/14 (f)	186,960
325,418	Lake at Las Vegas Joint Venture Mezzanine, (f)	11,390
15,790,009	Revolving Loan Credit-Linked Deposit Account, 06/20/12 (f)	98,688
185,633,845	Term Loan, 06/20/12 (f)	771,860
29,991,997	Term Loan, DIP, 4.10%, 06/20/12	8,997,599
277,306	Las Vegas Sands, LLC Delayed Draw I Term Loan, 2.10%, 05/23/14	246,179
1,372,383	Tranche B Term Loan, 2.10%, 05/23/14	1,218,333
131,200	MGM Mirage, Inc. Class A-2 Loan, 7.00%, 02/21/14 (e)	105,288
1,000,000	Class B Loan, 10/03/11 (b)	955,750
216,891	Class C Loan, 7.00%, 02/21/14	180,019
4,039,331	Class D Loan, 6.00%, 10/03/11 (b)	3,860,591
400,000	Class E Loan, 02/21/14 (b)	332,000
273,813	Nevada Land Group, LLC First Lien Initial Loan, PIK, 40.35%, 11/10/13	274,497
766,123	Second Lien Initial Loan, 10.00%, 11/12/13 (g)	768,039
332,579	Tamarack Resort, LLC Term Loan, (f)	266,063
1,372,876	VML US Finance, LLC Term B Delayed Draw Project Loan, 5.04%, 05/25/12	1,338,362
4,268,448	Term B Funded Project Loan, 5.04%, 05/27/13	4,161,139
13,000,000	WAICCS Las Vegas 3 LLC Second Lien Term Loan (f)	65,000

		47,914,634

HEALTHCARE — 6.0%
18,688,540	CCS Medical, Inc. First Lien Term Loan, 9.00%, 03/31/15 (c)	17,006,571
6,355,488	Second Lien Term Loan, PIK, 11.00%, 03/31/16 (c)	5,497,497
6,666,428	Graceway Pharmaceuticals, LLC Mezzanine Loan, 10.10%, 11/01/13	1,199,957
11,217,021	LifeCare Holdings Term Loan, 4.59%, 08/10/12	10,319,660
1,500,000	Physiotherapy Associates, Inc./ Benchmark Medical, Inc. Second Lien Term Loan, 12.00%, 12/31/13	783,750

		34,807,435

6 | See accompanying Notes to Financial Statements.

INVESTMENT PORTFOLIO (continued)

June 30, 2010	Highland Floating Rate Advantage Fund

Principal Amount ($)		Value ($)
US Senior Loans (continued)
HOUSING — 2.2%
4,000,000	EH/Transeastern, LLC/TE TOUSA Term Loan, (d) (f)	—
1,692,857	Kyle Acquisition Group LLC Facility B (f)	166,467
1,307,143	Facility C, 07/20/10 (f)	128,538
4,848,813	LBREP/L-Suncal Master I, LLC First Lien Term Loan, (f)	72,732
1,556,102	November 2005 Land Investors, LLC First Lien New Term Loan (f)	376,055
10,891,261	Pacific Clarion, LLC Term Loan (d) (f)	1,673,987
2,197,651	Roofing Supply Group, LLC Term Loan, 7.25%, 08/24/13	2,139,963
18,822,929	Westgate Investments, LLC Senior Secured Loan, 09/25/10 (f)	5,584,928
5,750,295	Third Lien Term Loan, 06/30/15 (f)	831,773
4,237,189	Withers Preserve MB-I B-Note (d) (f)	1,624,962

		12,599,405

INFORMATION TECHNOLOGY — 6.3%
1,293,218	Applied Systems, Inc. Term Loan, 2.85%, 09/26/13	1,197,300
7,481,109	CDW Corp. Term Loan, 4.35%, 10/10/14 (b)	6,558,650
4,000,000	Freescale Semiconductor, Inc. Extended Maturity Term Loan, 4.60%, 12/01/16	3,530,000
4,956,369	Infor Enterprise Solutions Holdings, Inc. First Lien Extended Delayed Draw Term Loan, 6.10%, 07/28/15	4,621,814
9,499,707	First Lien Extended Initial U.S. Term Loan, 6.10%, 07/28/15	8,858,476
5,000,000	Kronos, Inc. Second Lien Term Loan, 6.28%, 06/11/15	4,675,025
1,296,750	RedPrairie Corp. Term Loan, 6.00%, 03/24/16	1,287,835
1,372,316	SCS Holdings II, Inc. First Lien Term Loan, 3.28%, 11/30/12	1,331,146
2,000,000	Second Lien Term Loan, 6.53%, 05/30/13	1,880,000
3,000,000	SSI Investments II LLC Term Loan, 6.50%, 02/10/17	2,984,535

		36,924,781

MANUFACTURING — 1.6%
1,501,499	Acument Global Technologies, Inc. Term Loan, PIK, 14.00%, 08/11/13	1,437,686
1,500,000	Brand Energy & Infrastructure Services, Inc. Second Lien Term Loan, 6.45%, 02/07/15	1,342,500
4,415,841	Dana Holdings Corp. Term Advance, 4.62%, 01/30/15	4,263,494
2,260,367	United Central Industrial Supply Co., LLC Term Loan, 2.60%, 03/31/12	2,181,254

		9,224,934

METALS/MINERALS — 0.7%
2,075,117	Euramax International, Inc. Domestic Term Loan (Cash Pay), 10.00%, 06/29/13	1,966,173
2,184,810	Domestic Term Loan, PIK, 14.00%, 06/29/13	2,070,108

		4,036,281

RETAIL — 3.9%
2,097,054	Burlington Coat Factory Warehouse Corp. Term Loan, 2.67%, 05/28/13	1,962,769
6,020,474	Guitar Center, Inc. Term Loan, 3.85%, 10/09/14	5,343,171
3,423,846	Michaels Stores, Inc. B-1 Term Loan, 2.76%, 10/31/13	3,181,729
1,397,738	B-2 Term Loan, 5.01%, 07/31/16	1,331,129
1,500,000	Neiman Marcus Group, Inc. Term Loan, 04/06/13 (b)	1,409,437
11,560,000	Spirit Finance Corp. Term Loan, 3.34%, 08/01/13	9,716,585

		22,944,820

SERVICE — 7.1%
500,000	Advantage Sales & Marketing, Inc. Second Lien Term Loan, 8.50%, 05/05/17	496,250
4,308,159	Audio Visual Services Group, Inc. Second Lien Term Loan, 6.04%, 08/28/14	1,669,412
5,901,094	CCS, Inc. Term Loan, 3.35%, 11/14/14	4,875,779
11,594,967	First Data Corp. Initial Tranche B-1 Term Loan, 3.10%, 09/24/14 (b)	9,785,108
3,492,593	Penhall Holding Co. Term Loan, 9.44%, 04/01/12	401,648
6,258,908	Sabre, Inc. Initial Term Loan, 2.34%, 09/30/14	5,576,968
639,901	Safety-Kleen Systems, Inc. Synthetic Letter of Credit Loan, 3.38%, 08/02/13	604,707
2,958,876	Term B Loan, 3.38%, 08/02/13	2,796,138
1,000,000	Total Safety U.S., Inc. Second Lien Term Loan, 6.85%, 12/08/13	815,000
15,000,000	Travelport, LLC New Post-First Amendment & Restatement Synthetic Letter of Credit, 3.03%, 08/23/13	14,062,500

		41,083,510

See accompanying Notes to Financial Statements. | 7

INVESTMENT PORTFOLIO (continued)

June 30, 2010	Highland Floating Rate Advantage Fund

Principal Amount ($)		Value ($)
US Senior Loans (continued)
TELECOMMUNICATIONS — 5.0%
8,205,713	Avaya, Inc. Term B-1 Loan, 3.26%, 10/24/14 (b)	7,040,132
800,024	Digicel International Finance, Ltd. Tranche A — T&T, 3.06%, 09/30/12	787,024
5,466,944	U.S. Term Loan, 3.06%, 03/30/12	5,378,106
11,815,790	FairPoint Communications, Inc. B Term Loan, 03/31/15 (b) (f)	7,966,796
1,000,000	Knowledgepoint360 Group, LLC Second Lien Term Loan, 7.45%, 04/13/15	610,000
4,513,071	Level 3 Financing, Inc. Tranche A Term Loan, 2.55%, 03/13/14	4,020,176
1,000,000	Tranche B Term Loan, 11.50%, 03/13/14	1,076,875
1,995,000	U.S. Telepacific Corp. Term Loan Advance, 9.25%, 08/17/15	1,990,511

		28,869,620

TRANSPORTATION — AUTOMOTIVE — 5.1%
3,846,090	Federal-Mogul Corp. Tranche B Term Loan, 2.29%, 12/29/14	3,375,752
2,108,108	Tranche C Term Loan, 2.29%, 12/28/15	1,850,308
6,926,994	Ford Motor Co. Tranche B-1 Term Loan, 3.33%, 12/15/13	6,566,825
15,560,632	Key Safety Systems, Inc. First Lien Term Loan, 2.60%, 03/08/14	13,353,045
2,000,000	Second Lien Term Loan, 5.35%, 09/08/14	1,025,000
2,109,797	Motor Coach Industries International, Inc. Second Lien Tranche A, 06/30/12 (f)	1,265,878
1,299,853	Second Lien Tranche B, 06/30/12 (f)	779,912
1,654,625	Remy International, Inc. First Lien Tranche B Term Loan, 5.96%, 12/06/13	1,638,079

		29,854,799

TRANSPORTATION — LAND TRANSPORTATION — 0.5%
19,482	JHT Holdings, Inc Second Lien Term Loan, PIK, 4.50%, 10/24/13 (d) (f)	1,210
639,871	SIRVA Worldwide, Inc. Revolving Credit Loan (Exit Finance), PIK, 12.55%, 05/12/12 (e)	438,311
4,086,514	Second Lien Term Loan, 12.00%, 05/12/15	1,123,791
1,746,069	Term Loan (Exit Finance), PIK, 12.81%, 05/12/12	1,265,900

		2,829,212

UTILITY — 6.6%
58,887	Coleto Creek Power, LP First Lien Synthetic Letter of Credit, 3.28%, 06/28/13	53,145
767,141	First Lien Term Loan, 3.24%, 06/28/13	691,002
5,760,000	Second Lien Term Loan, 4.35%, 06/28/13	4,648,320
4,625,724	Dynegy Holdings, Inc. Letter of Credit Facility Term Loan, 4.10%, 04/02/13	4,359,745
370,466	Tranche B Term Loan, 4.10%, 04/02/13	349,164
4,097,976	EBG Holdings LLC Term Loan, PIK, 7.53%, 12/20/16	122,939
3,373,593	Entegra TC, LLC Third Lien Term Loan, PIK, 6.53%, 10/19/15	1,696,917
1,762,115	GBGH, LLC First Lien Term Loan, 4.00%, 06/09/13 (d)	1,436,300
599,090	Second Lien Term Loan, PIK, 12.00%, 06/09/14 (d) (g)	—
3,500,000	New Development Holdings, LLC Term Loan, 07/03/17 (b)	3,471,563
2,493,590	Texas Competitive Electric Holdings Co., LLC Initial Tranche B-1 Term Loan, 3.85%, 10/10/14	1,852,425
21,617,813	Initial Tranche B-2 Term Loan, 3.98%, 10/10/14	16,059,333
4,000,000	TPF Generation Holdings, LLC Second Lien Term Loan, 4.78%, 12/15/14	3,575,000

		38,315,853

	Total US Senior Loans (Cost $906,988,152)	531,377,279

Principal Amount
Foreign Denominated Senior Loans (a) — 15.3%
AUSTRALIA — 4.4%
AUD
2,790,881	PBL Media Group Ltd. Facility A Term Loan, 6.88%, 12/31/12	2,050,872
12,545,336	Facility B, Tranche 1, 7.13%, 02/07/13	9,028,169
19,318,086	SMG H5 Pty., Ltd. Facility A Term Loan, 7.12%, 12/24/12	14,970,903

		26,049,944

AUSTRIA — 0.7%
EUR
12,037,939	Sacher Funding Ltd. Euro Term Loan, 05/14/14 (f)	3,955,717

FRANCE — 0.3%
EUR
1,772,420	Vivarte Acquisition Facility, 2.68%, 03/08/16 (e)	1,649,994

8 | See accompanying Notes to Financial Statements.

INVESTMENT PORTFOLIO (continued)

June 30, 2010	Highland Floating Rate Advantage Fund

Principal Amount		Value ($)
Foreign Denominated Senior Loans (continued)

GERMANY — 1.3%
EUR
2,250,000	CBR Fashion GmbH Second Lien Facility, 4.47%, 10/19/16	2,170,378
6,781,978	Lavena Holding 3 GmbH Facility D, 4.71%, 09/02/16	5,223,200
379,669	Schieder Mobel Holding, GmbH Delayed Draw Term Loan, 07/20/10 (d) (f)	90,407

		7,483,985

ITALY — 0.6%
EUR
1,500,000	Wind Telecomunicazioni S.p.A. B1 Term Loan Facility, 3.69%, 05/27/13 (h)	1,745,875
1,500,000	C1 Term Loan Facility, 4.69%, 05/26/14 (h)	1,755,062

		3,500,937

SPAIN — 0.8%
EUR
1,666,667	Grupo Gasmedi, S.L. Second Lien Tranche E Term Loan, 5.46%, 02/11/16	1,612,791
1,409,008	Tranche B Term Loan, 3.21%, 08/11/14	1,605,088
1,409,008	Tranche C Term Loan, 3.71%, 08/11/15	1,605,088
2,908,210	Maxi PIX Sarl Euro Term Loan, PIK, 8.70%, 05/31/16	53,488

		4,876,455

UNITED KINGDOM — 6.0%
GBP
663,243	All3Media Intermediate Ltd. Facility B1, 3.09%, 08/31/14	888,094
4,281,270	Facility C, 3.59%, 08/31/15	5,732,700
3,000,000	Facility D, 5.46%, 02/29/16	3,411,131
4,199,192	Mezzanine Loan, PIK, 9.71%, 08/31/16	4,554,779
683,669	Ansco UK Finance Co. Ltd. Tranche B Term Loan, 3.12%, 03/08/12	915,445
1,875,035	Henson No. 4 Ltd. Facility B, 4.67%, 10/30/13	2,391,483
1,875,035	Facility C, 5.17%, 02/13/15	2,405,509
1,000,000	Highland Acquisitions Ltd. Facility B, 3.45%, 12/31/14	1,312,837
1,000,000	Facility C, 3.95%, 12/31/15	1,320,317
1,193,140	Mezzanine Facility, PIK, 10.70%, 12/29/16	1,539,622
3,125,000	Towergate Partnership Ltd. Facility A, 3.08%, 10/31/12	4,254,563
3,125,000	Facility B, 3.58%, 10/31/13	4,254,563
1,383,459	United Biscuits Holdco Ltd. Facility B1, 3.24%, 12/15/14	1,887,963

		34,869,006

UNITED STATES — 1.2%
GBP
1,206,250	Aramark Corp. U.K. Term Loan, 2.86%, 01/26/14	1,732,495
1,578,465	Knowledgepoint360 Group, LLC First Lien U.K. Term Loan, 3.95%, 04/13/14	1,889,246
2,367,993	PlayPower, Inc. Tranche B Sterling Term Loan, 6.18%, 06/30/12	3,347,926

		6,969,667

	Total Foreign Denominated Senior Loans (Cost $132,918,098)	89,355,705

Principal Amount $
Asset-Backed Securities (i) — 3.5%
1,000,000	ACA CLO, Ltd. Series 2007-1A, Class D, 2.65%, 06/15/22 (j)	455,000
1,500,000	ACAS CLO, Ltd. Series 2007-1A, Class D, 4.56%, 04/20/21 (j)	555,000
1,000,000	Apidos CDO Series 2007-5A, Class C, 1.75%, 04/15/21 (j)	480,000
3,000,000	Series 2007-CA, Class B, 1.23%, 05/14/20 (j)	1,830,000
1,000,000	Babson CLO, Ltd. Series 2007-1A, Class C, 1.55%, 01/18/21 (j)	452,160
1,000,000	Series 2007-2A, Class D, 2.00%, 04/15/21 (j)	525,000
1,000,000	Series 2007-2A, Class E, 3.95%, 04/15/21	330,000
1,000,000	Bluemountain CLO, Ltd. Series 2007-3A, Class D, 1.94%, 03/17/21 (d) (j)	489,926
1,000,000	Series 2007-3A, Class E, 4.09%, 03/17/21 (j)	400,000
2,000,000	Cent CDO, Ltd. Series 2007-15A, Class C, 2.79%, 03/11/21 (j)	993,140
962,970	Commercial Industrial Finance Corp. Series 2006-2A, Class B2L, 4.54%, 03/01/21 (j)	377,484
2,000,000	Goldman Sachs Asset Management CLO, PLC, Series 2007-1A, Class D, 3.09%, 08/01/22 (j)	1,030,000
847,661	Series 2007-1A, Class E, 5.34%, 08/01/22 (j)	415,354
See accompanying Notes to Financial Statements. | 9

INVESTMENT PORTFOLIO (continued)

June 30, 2010	Highland Floating Rate Advantage Fund

Principal Amount ($)		Value ($)
Asset-Backed Securities (continued)
814,466	Greywolf CLO, Ltd Series 2007-1A, Class E,4.40%, 02/18/21 (j)	415,378
1,000,000	GSC Partners CDO Fund, Ltd., Series 2007-8A, Class C, 1.78%, 04/17/21 (j)	349,890
6,000,000	ING Investment Management Series 2007-5A, Class B, 1.44%, 05/01/22 (j)	3,720,000
1,000,000	Inwood Park CDO, Ltd. Series 2006-1A, Class E, 3.81%, 01/20/21 (j)	580,000
1,000,000	Landmark CDO Series 2007-9A, Class E, 3.80%, 04/15/21 (j)	490,000
1,000,000	Madison Park Funding I Ltd. Series 2007-5A, Class D, 4.01%, 02/26/21 (j)	452,480
2,500,000	Ocean Trails CLO Series 2007-2A, Class C, 2.65%, 06/27/22 (j)	1,250,000
826,734	PPM Grayhawk CLO, Ltd. Series 2007-1A, Class D, 3.90%, 04/18/21 (j)	379,000
1,000,000	Stanfield Daytona CLO, Ltd. Series 2007-1A, Class B1L, 1.67%, 04/27/21 (j)	500,000
3,000,000	Stanfield McLaren CLO, Ltd. Series 2007-1A, Class B1L, 2.94%, 02/27/21 (j)	1,620,000
951,289	Series 2007-1A, Class B2L, 5.04%, 02/27/21 (j)	466,131
4,000,000	Stone Tower CLO, Ltd. Series 2007-6A, Class C, 1.65%, 04/17/21 (j)	2,020,000

	Total Asset-Backed Securities (Cost $28,575,877)	20,575,943

Corporate Notes and Bonds — 1.8%

CHEMICALS — 1.8%
9,579,314	Lyondell Chemical Co. 11.00%, 05/01/18	10,321,711

	Total Corporate Notes and Bonds (Cost $10,011,024)	10,321,711

Claims (d) (k) — 0.0%

RETAIL — 0.0%
33,860,860	Home Interiors & Gifts, Inc.	57,563

	Total Claims (Cost $30,974,099)	57,563

Shares
Common Stocks (k) — 5.3%

AEROSPACE — 0.0%
5,728	Delta Air Lines, Inc.	67,300

BROADCASTING — 3.6%
152,363	Communications Corp. of America (c) (d)	—
10,223	Young Broadcasting, Inc. (c) (d)	20,709,545

		20,709,545

CHEMICALS — 0.5%
37,975	Lyondell Chemical Co., Class A	629,910
34,801	Lyondell Chemical Co., Class B	577,262
103,200	Panda Hereford Ethanol, L.P.	1,548,000

		2,755,172

ENERGY — 0.2%
691,076	Value Creation, Inc.	1,382,152

GAMING/LEISURE — 0.2%
4	Nevada Land Group, LLC (d)	1,089,655

HEALTHCARE — 0.6%
124,590	CCS Medical, Inc. (c)	3,301,635

METALS/MINERALS — 0.2%
5,542	Euramax International, Inc. (d)	962,147

TRANSPORTATION — LAND TRANSPORTATION — 0.0%
2,023	JHT Holdings, Inc (d)	—
20,347	SIRVA Worldwide, Inc. (d)	380,896

		380,896

UTILITY — 0.0%
153,229	Entegra TC, LLC	68,953
3,178	GBGH, LLC (d)	—

		68,953

	Total Common Stocks (Cost $35,031,043)	30,717,455

Units
Warrants (k) — 0.0%

AEROSPACE — 0.0%
86,304	IAP Worldwide Services, Inc. Series A, expires 06/12/15 (d)	—
25,276	IAP Worldwide Services, Inc. Series B, expires 06/12/15 (d)	—
12,797	IAP Worldwide Services, Inc. Series C, expires 06/12/15 (d)	—

		—

BROADCASTING — 0.0%
8	Young Broadcasting, Inc. expires 12/24/24 (c) (d)	16,191

	Total Warrants (Cost $16,740)	16,191

Total Investments — 117.2%		682,421,847

(Cost of $1,144,515,033) (l)

Other Assets & Liabilities, Net — (17.2)%		(100,293,736)

Net Assets — 100.0%		$582,128,111

10 | See accompanying Notes to Financial Statements.

INVESTMENT PORTFOLIO (continued)

June 30, 2010	Highland Floating Rate Advantage Fund

(a)	Senior loans (also called bank loans, leveraged loans, or floating rate loans) in which the Fund invests generally pay interest at rates which are periodically determined by reference to a base lending rate plus a spread. (Unless otherwise identified by footnote (g), all senior loans carry a variable rate interest.) These base lending rates are generally (i) the Prime Rate offered by one or more major United States banks, (ii) the lending rate offered by one or more European banks such as the London Interbank Offered Rate (“LIBOR”) or (iii) the Certificate of Deposit rate. Rate shown represents the weighted average rate at June 30, 2010. Senior loans, while exempt from registration under the Securities Act of 1933, (the “1933 Act”), contain certain restrictions on resale and cannot be sold publicly. Senior secured floating rate loans often require prepayments from excess cash flow or permit the borrower to repay at its election. The degree to which borrowers repay, whether as a contractual requirement or at their election, cannot be predicted with accuracy. As a result, the actual remaining maturity may be substantially less than the stated maturity shown.

(b)	All or a portion of this position has not settled. Full contract rates do not take effect until settlement date.

(c)	Affiliated issuer. See Note 10.

(d)	Represents fair value as determined by the Fund’s Board of Trustees (the “Board”) or its designees in good faith, pursuant to the policies and procedures approved by the Board. Securities with a total aggregate market value of $79,926,877, or 13.7% of net assets, were fair valued under the Fund’s valuation procedures as of June 30, 2010.

(e)	Senior Loan assets have additional unfunded loan commitments. See Note 9.

(f)	The issuer is, or is in danger of being, in default of its payment obligation. Income is not being accrued.

(g)	Fixed rate senior loan.

(h)	All or portion of the Loan is held on participation. See Note 7.

(i)	Floating rate asset. The interest rate shown reflects the rate in effect at June 30, 2010.

(j)	Securities exempt from registration under Rule 144A of the 1933 Act. These securities may only be resold, in transactions exempt from registration, to qualified institutional buyers. At June 30, 2010, these securities amounted to $20,245,943 or 3.5% of net assets.

(k)	Non-income producing security.

(l)	Cost for U.S. federal income tax purposes is $1,147,507,193.
AUD Australian Dollar
EUR Euro Currency
GBP Great Britain Pound
CDO Collateralized Debt Obligation
CLO Collateralized Loan Obligation
DIP Debtor-in-Possession
PIK Payment-in-Kind
Forward foreign currency contracts outstanding as of June 30, 2010 were as follows:

		Principal
Contracts		Amount		Unrealized
to Buy or		Covered by		Appreciation/
to Sell	Currency	Contracts	Expiration	(Depreciation)*

Sell	EUR	30,736,000	08/04/10	$5,270,750
Sell	GBP	17,459,600	08/04/10	1,756,649
Sell	GBP	12,120,000	11/12/10	(319,269)

				$6,708,130

*	The primary risk exposure is foreign exchange contracts (see Notes 2 and 12).
Foreign Denominated Senior Loans
Industry Concentration Table:
(% of Total Net Assets)

Diversified Media	4.5%
Broadcasting	3.4%
Retail	2.2%
Financial	2.1%
Telecommunications	0.9%
Healthcare	0.8%
Consumer Durables	0.6%
Food/Tobacco	0.3%
Food and Drug	0.3%
Gaming/Leisure	0.2%

Tota	15.3%

See accompanying Notes to Financial Statements. | 11

STATEMENT OF ASSETS AND LIABILITIES

June 30, 2010	Highland Floating Rate Advantage Fund

	($)

Assets:
Unaffiliated issuers, at value (cost $1,065,501,052)	627,191,469
Affiliated issuers, at value (cost $79,013,981) (Note 10)	55,230,378

Total investments, at value (Cost $1,144,515,033)	682,421,847
Cash and foreign currency*	31,297,688
Net unrealized appreciation on forward foreign currency contracts	7,027,399
Receivable for:
Investments sold	26,951,756
Dividend and interest receivable	5,102,809
Fund shares sold	177,471
Commitment fee and administration fee (Note 8)	671,190
Prepaid litigation fee	295,342
Other assets	22,221

Total assets	753,967,723

Liabilities:
Notes payable (Note 8)	115,000,000
Net discount and unrealized appreciation/(depreciation) on unfunded transactions (Note 9)	3,788,347
Net unrealized depreciation on forward foreign currency contracts	319,269
Payables for:
Distributions	396,409
Investments purchased	50,706,411
Investment advisory fee payable (Note 4)	374,155
Administration fee (Note 4)	115,125
Trustees’ fees (Note 4)	51,553
Service and distribution fees (Note 4)	298,362
Accrued expenses and other liabilities	789,981

Total Liabilities	171,839,612

Net Assets	582,128,111

Composition of Net Assets:
Par value (Note 1)	88,858
Paid-in capital	1,666,247,580
Overdistributed net investment income (Note 3)	(4,636,140)
Accumulated net realized gain/(loss) from investments, forward foreign currency contracts and foreign currency transactions	(621,029,793)
Net unrealized appreciation/(depreciation) on investments, unfunded transactions, forward currency contracts and translation of assets and liabilities denominated in foreign currency	(458,542,394)

Net Assets	582,128,111

Class A
Net assets	191,924,952
Shares outstanding (unlimited authorization)	29,291,059
Net asset value per share (Net assets/shares outstanding)	6.55	(a)
Maximum offering price per share ( 100 / 96.50 of $6.55)	6.79	(b)

Class B
Net assets	16,062,606
Shares outstanding (unlimited authorization)	2,452,143
Net asset value and offering price per share (Net assets/shares outstanding)	6.55	(a)

Class C
Net assets	332,355,082
Shares outstanding (unlimited authorization)	50,733,831
Net asset value and offering price per share (Net assets/shares outstanding)	6.55	(a)

Class Z
Net assets	41,785,471
Shares outstanding (unlimited shares authorized)	6,380,875
Net asset value, offering and redemption price per share (Net assets/shares outstanding)	6.55

*	Foreign currency held at cost is $7,813.

(a)	Redemption price per share is equal to net asset value less any applicable contingent deferred sales charge.

(b)	On sales of $100,000 or more, the offering price is reduced.
12  |  See accompanying Notes to Financial Statements.

STATEMENT OF OPERATIONS
Highland Floating Rate Advantage Fund

	Ten Months
	Ended	Year Ended
	June 30, 2010	August 31, 2009
	($)	($)
Investment Income:
Interest from unaffiliated issuers	33,460,448	98,022,396
Interest from affiliated issuer (Note 10)	303,476	412,509

Total investment income	33,763,924	98,434,905

Expenses:
Investment advisory fees (Note 4)	4,252,403	7,080,812
Administration fees (Note 4)	1,308,451	2,211,287
Accounting service fees	208,037	300,879
Distribution fee: (Note 4)
Class A	177,937	315,300
Class B	72,153	144,647
Class C	1,810,163	2,745,019
Service fee: (Note 4)
Class A	444,842	788,249
Class B	40,085	80,359
Class C	754,235	1,143,758
Transfer agent fee	829,901	1,197,542
Trustees’ fees (Note 4)	223,470	250,441
Custodian fees	57,701	117,175
Registration fees	59,763	70,942
Reports to shareholders	272,024	419,282
Audit fees	100,614	112,500
Legal fees	1,460,890	1,256,094
Litigation expense	104,658	—
Insurance expenses	217,195	125,016
Interest expense (Note 8)	2,445,552	5,373,018
Commitment and upfront fee expenses (Note 8)	2,134,572	4,252,129
Other expenses	151,265	429,384

Net operating expenses	17,125,911	28,413,833
Fees and expenses waived or reimbursed by Investment Adviser (Note 4)	—	(92,370)

Net expenses	17,125,911	28,321,463

Net investment income	16,638,013	70,113,442

Net Realized and Unrealized Gain/(Loss) on Investments:
Net realized gain/(loss) on investments from unaffiliated issuers	(62,803,815)	(435,884,905)
Net realized gain/(loss) on unfunded transactions	914,568	—
Net realized gain/(loss) on forward foreign currency contracts (1)	2,286,744	55,822,824
Net realized gain/(loss) on foreign currency transactions	(1,067,178)	(15,905,522)
Net change in unrealized appreciation/(depreciation) on investments	116,731,518	(157,274,816)
Net change in unrealized appreciation/(depreciation) on unfunded transactions (Note 9)	1,995,539	(2,052,794)
Net change in unrealized appreciation/(depreciation) on forward foreign currency contracts (1)	8,079,793	(21,837,814)
Net change in unrealized appreciation/(depreciation) on translation of assets and liabilities denominated in foreign currency	(818,854)	1,329,359

Net realized and unrealized gain/(loss) on investments	65,318,315	(575,803,668)

Net increase/(decrease) in net assets	81,956,328	(505,690,226)

(1)	The primary risk exposure is foreign exchange contracts (See Notes 2 and 12).
See accompanying Notes to Financial Statements.  |  13

STATEMENTS OF CHANGES IN NET ASSETS
Highland Floating Rate Advantage Fund

	Ten Months
	Ended	Year Ended	Year Ended
	June 30, 2010	August 31, 2009	August 31, 2008
	($)	($)	($)
Increase/(Decrease) in Net Assets:

From Operations
Net investment income	16,638,013	70,113,442	172,604,154
Net realized gain/(loss) on investments, unfunded transactions, forward foreign currency contracts and foreign currency transactions	(60,669,681)	(395,967,603)	(140,556,628)
Net change in unrealized appreciation/(depreciation) on investments, unfunded transactions, forward foreign currency contracts and translation of assets and liabilities denominated in foreign currency	125,987,996	(179,836,065)	(266,353,346)

Net increase/(decrease) in net assets from operations	81,956,328	(505,690,226)	(234,305,820)

Distributions Declared to Shareholders
From net investment income:
Class A	(2,169,570)	(38,424,304)	(66,858,129)
Class B	(177,139)	(3,856,745)	(6,306,525)
Class C	(3,132,292)	(52,639,121)	(81,955,858)
Class Z	(697,183)	(10,916,101)	(18,988,774)

Total distributions from net investment income	(6,176,184)	(105,836,271)	(174,109,286)

From capital gains:
Class A	—	—	(709,297)
Class B	—	—	(74,228)
Class C	—	—	(948,645)
Class Z	—	—	(192,326)

Total distributions from capital gains	—	—	(1,924,496)

From return of capital:
Class A	(4,042,391)	—	—
Class B	(330,249)	—	—
Class C	(5,835,173)	—	—
Class Z	(1,299,135)	—	—

Total distributions from return of capital	(11,506,948)	—	—

Total distributions declared to shareholders	(17,683,132)	(105,836,271)	(176,033,782)

Share Transactions:
Class A
Subscriptions	16,068,360	27,536,518	143,667,826
Distributions reinvested	3,298,753	22,191,264	40,921,710
Redemptions	(67,386,052)	(176,202,291)	(516,535,311)

Net decrease	(48,018,939)	(126,474,509)	(331,945,775)
Class B
Subscriptions	39,769	54,085	356
Distributions reinvested	295,427	2,330,287	3,909,321
Redemptions	(6,903,856)	(17,374,481)	(25,435,593)

Net decrease	(6,568,660)	(14,990,109)	(21,525,916)
Class C
Subscriptions	10,998,659	11,353,397	109,094,141
Distributions reinvested	5,259,012	31,107,401	51,939,527
Redemptions	(78,175,799)	(164,959,277)	(444,187,742)

Net decrease	(61,918,128)	(122,498,479)	(283,154,074)
Class Z
Subscriptions	855,915	3,270,163	32,128,836
Distributions reinvested	816,569	4,918,829	10,049,186
Redemptions	(29,402,797)	(50,887,112)	(111,027,504)

Net decrease	(27,730,313)	(42,698,120)	(68,849,482)

Net decrease from share transactions	(144,236,040)	(306,661,217)	(705,475,247)

Total decrease in net assets	(79,962,844)	(918,187,714)	(1,115,814,849)

Net Assets
Beginning of period	662,090,955	1,580,278,669	2,696,093,518

End of period (including overdistributed net investment income of $(4,636,140), $(13,278,682) and $(16,529,968), respectively)	582,128,111	662,090,955	1,580,278,669

14  |  See accompanying Notes to Financial Statements.

STATEMENTS OF CHANGES IN NET ASSETS (continued)
Highland Floating Rate Advantage Fund

	Ten Months	Year Ended	Year Ended
	Ended	Year Ended	Year Ended
	June 30, 2010	August 31, 2009	August 31, 2008
Change in Shares

Class A
Subscriptions	2,489,064	4,229,069	13,098,507
Issued for distributions reinvested	508,991	3,721,012	3,792,699
Redemptions	(10,359,424)	(29,740,350)	(47,863,735)

Net decrease	(7,361,369)	(21,790,269)	(30,972,529)

Class B
Subscriptions	5,120	6,168	36
Issued for distributions reinvested	45,634	391,848	364,258
Redemptions	(1,056,249)	(2,968,465)	(2,430,986)

Net decrease	(1,005,495)	(2,570,449)	(2,066,692)

Class C
Subscriptions	1,674,902	1,797,217	9,860,415
Issued for distributions reinvested	811,548	5,238,762	4,828,665
Redemptions	(11,931,125)	(27,720,975)	(41,873,048)

Net decrease	(9,444,675)	(20,684,996)	(27,183,968)

Class Z
Subscriptions	136,881	458,600	2,970,390
Issued for distributions reinvested	125,973	815,793	931,170
Redemptions	(4,400,348)	(8,293,626)	(10,225,487)

Net decrease	(4,137,494)	(7,019,233)	(6,323,927)
See accompanying Notes to Financial Statements.  |  15

STATEMENT OF CASH FLOWS

For the Ten Months Ended June 30, 2010	Highland Floating Rate Advantage Fund

	Ten Months
	Ended	Year Ended
	June 30, 2010	August 31, 2009
	($)	($)
Cash Flows Provided by Operating Activities
Net investment income	16,638,013	70,113,442

Adjustments to Reconcile Net Investment Income to Net Cash and Foreign Currency Provided by Operating Activities
Purchase of investment securities	(423,767,678)	(218,180,511)
Proceeds from disposition of investment securities	621,849,803	910,010,179
Decrease in receivable for investments sold	4,025,826	23,278,204
Decrease in interest and fees receivable	5,144,913	11,946,711
Increase in receivables for commitment fees and administration fees	(671,190)	—
Increase in prepaid litigation fees	(295,342)	—
(Increase)/decrease in other assets	217,196	(136,970)
Net amortization/(accretion) of premium/(discount)	(4,004,083)	(6,693,647)
Effect of exchange rate changes on cash	(1,886,032)	1,329,359
Net realized gain/(loss) on forward foreign currency contracts	2,286,744	39,917,302
Increase/(decrease) in payable for investments purchased	25,642,415	(75,886,064)
Decrease in payables to related parties	(24,958)	(1,472,676)
Decrease in interest payable	(302,223)	(1,149,285)
Net realized gain/(loss) on unfunded transactions	914,568	—
Decrease in other liabilities	(854,185)	(439,744)

Net cash and foreign currency flow provided by operating activities	244,913,787	752,636,300

Cash Flows Used in Financing Activities
Decrease in notes payable	(66,000,000)	(330,000,000)
Proceeds from shares sold	27,991,104	42,792,041
Payment of shares redeemed	(181,868,504)	(409,423,161)
Distributions paid in cash	(8,795,708)	(48,492,291)

Net cash flow used in financing activities	(228,673,108)	(745,123,411)

Net increase in cash and foreign currency	16,240,679	7,512,889

Cash and Foreign Currency
Beginning of the period	15,057,009	7,544,120

End of the period	31,297,688	15,057,009

Supplemental disclosure of cash flow information:
Cash paid during the period for interest and commitment fees	5,553,537	10,774,432

16  |  See accompanying Notes to Financial Statements.

FINANCIAL HIGHLIGHTS
Highland Floating Rate Advantage Fund
Selected data for a share outstanding throughout each period is as follows:

			Years Ended August 31,
	Ten Months Ended
Class A Shares	June 30, 2010		2009	2008	2007	2006	2005

Net Asset Value, Beginning of Period	$5.98		$9.70	$11.75	$12.43	$12.19	$12.08

Income from Investment Operations:
Net investment income(a)	0.18		0.51	0.90	1.00	0.96	0.67
Net realized and unrealized gain/(loss) (a)	0.57		(3.50)	(2.05)	(0.60)	0.22	0.11

Total from investment operations	0.75		(2.99)	(1.15)	0.40	1.18	0.78

Less Distributions Declared to Shareholders:
From net investment income	(0.06)		(0.73)	(0.89)	(1.01)	(0.94)	(0.67)
From net realized gains	—		—	(0.01)	(0.07)	—	—
From return of capital	(0.12)		—	—	—	—	—

Total distributions declared to shareholders	(0.18)		(0.73)	(0.90)	(1.08)	(0.94)	(0.67)

Net Asset Value, End of Period	$6.55		$5.98	$9.70	$11.75	$12.43	$12.19
Total return(b)	12.68	%(c)	(30.25)%	(10.28)%	3.10%	10.08%	6.56	%(d)

Ratios to Average Net Assets/ Supplemental Data:
Net assets, end of period (000’s)	$191,925		$219,010	$567,048	$1,050,738	$729,845	$351,557
Total expenses excluding interest and commitment fee expenses	2.27%		1.87%	1.58%	1.33%	1.16%	1.38%
Interest and commitment fee expenses	0.61%		1.08%	1.47%	1.06%	1.04%	0.72%
Waiver/reimbursement	—		(0.01)%	(0.02)%	—	(0.04)%	(0.10)%
Net expenses including interest and commitment fee expenses(e)	2.88%		2.94%	3.03%	2.39%	2.16%	2.00%
Net investment income	3.29%		8.09%	8.28%	8.05%	7.78%	5.60%
Portfolio turnover rate	57	%(c)	21%	22%	70%	61%	85%

(a)	Per share data was calculated using average shares outstanding during the period.

(b)	Total return is at net asset value assuming all distributions are reinvested and no initial sales charge or contingent deferred sales charge (“CDSC”). For periods with waivers/reimbursements, had the Fund’s investment adviser not waived or reimbursed a portion of expenses, total return would have been reduced.

(c)	Not annualized.

(d)	A late audit adjustment was made to net asset value, however, performance was not recalculated using the adjusted net asset value. Rather total return is calculated using the net asset value used for trading at the close of business on August 31, 2005.

(e)	Net expense ratio has been calculated after applying any waiver/reimbursement, if applicable.
See accompanying Notes to Financial Statements.  |  17

FINANCIAL HIGHLIGHTS
Highland Floating Rate Advantage Fund
Selected data for a share outstanding throughout each period is as follows:

			Years Ended August 31,
	Ten Months Ended
Class B Shares	June 30, 2010		2009	2008	2007	2006	2005

Net Asset Value, Beginning of Period	$5.98		$9.70	$11.75	$12.43	$12.19	$12.08

Income from Investment Operations:
Net investment income(a)	0.16		0.49	0.86	0.96	0.92	0.63
Net realized and unrealized gain/(loss) (a)	0.58		(3.50)	(2.05)	(0.60)	0.22	0.11

Total from investment operations	0.74		(3.01)	(1.19)	0.36	1.14	0.74

Less Distributions Declared to Shareholders:
From net investment income	(0.06		(0.71)	(0.85)	(0.97)	(0.90)	(0.63)
From net realized gains	—		—	(0.01)	(0.07)	—	—
From return of capital	(0.11)		—	—	—	—	—

Total distributions declared to shareholders	(0.17)		(0.71)	(0.86)	(1.04)	(0.90)	(0.63)

Net Asset Value, End of Period	$6.55		$5.98	$9.70	$11.75	$12.43	$12.19
Total return(b)	12.36	%(c)	(30.50)%	(10.60)%	2.74%	9.70%	6.19	%(d)

Ratios to Average Net Assets/ Supplemental Data:
Net assets, end of period (000’s)	$16,063		$20,660	$58,486	$95,122	$115,651	$124,500
Total expenses excluding interest and commitment fee expenses	2.62%		2.22%	1.93%	1.68%	1.51%	1.73%
Interest and commitment fee expenses	0.61%		1.08%	1.47%	1.06%	1.04%	0.72%
Waiver/reimbursement	—		(0.01)%	(0.02)%	—	(0.04)%	(0.10)%
Net expenses including interest and commitment fee expenses(e)	3.23%		3.29%	3.38%	2.74%	2.51%	2.35%
Net investment income	2.94%		7.74%	7.93%	7.70%	7.43%	5.25%
Portfolio turnover rate	57	%(c)	21%	22%	70%	61%	85%

(a)	Per share data was calculated using average shares outstanding during the period.

(b)	Total return is at net asset value assuming all distributions are reinvested and no initial sales charge or CDSC. For periods with waivers/reimbursements, had the Fund’s investment adviser not waived or reimbursed a portion of expenses, total return would have been reduced.

(c)	Not annualized.

(d)	A late audit adjustment was made to net asset value, however, performance was not recalculated using the adjusted net asset value. Rather total return is calculated using the net asset value used for trading at the close of business on August 31, 2005.

(e)	Net expense ratio has been calculated after applying any waiver/reimbursement, if applicable.
18  |  See accompanying Notes to Financial Statements.

FINANCIAL HIGHLIGHTS
Highland Floating Rate Advantage Fund
Selected data for a share outstanding throughout each period is as follows:

			Years Ended August 31,
	Ten Months Ended
Class C Shares	June 30, 2010		2009	2008	2007	2006	2005

Net Asset Value, Beginning of Period	$5.98		$9.70	$11.75	$12.43	$12.19	$12.08

Income from Investment Operations:
Net investment income(a)	0.15		0.48	0.84	0.93	0.90	0.61
Net realized and unrealized gain/(loss) (a)	0.58		(3.50)	(2.04)	(0.59)	0.22	0.11

Total from investment operations	0.73		(3.02)	(1.20)	0.34	1.12	0.72

Less Distributions Declared to Shareholders:
From net investment income	(0.06)		(0.70)	(0.84)	(0.95)	(0.88)	(0.61)
From net realized gains	—		—	(0.01)	(0.07)	—	—
From return of capital	(0.10)		—	—	—	—	—

Total distributions declared to shareholders	(0.16)		(0.70)	(0.85)	(1.02)	(0.88)	(0.61)

Net Asset Value, End of Period	$6.55		$5.98	$9.70	$11.75	$12.43	$12.19
Total return(b)	12.22	%(c)	(30.60)%	(10.73)%	2.50%	9.62%	6.03	%(d)

Ratios to Average Net Assets/ Supplemental Data:
Net assets, end of period (000’s)	$332,355		$359,579	$784,597	$1,269,850	$816,720	$391,455
Total expenses excluding interest and commitment fee expenses	2.77%		2.37%	2.08%	1.83%	1.66%	1.88%
Interest and commitment fee expenses	0.61%		1.08%	1.47%	1.06%	1.04%	0.72%
Waiver/reimbursement	—		(0.01)%	(0.02)%	—	(0.04)%	(0.10)%
Net expenses including interest and commitment fee expenses(e)	3.38%		3.44%	3.53%	2.89%	2.66%	2.50%
Net investment income	2.79%		7.59%	7.78%	7.55%	7.28%	5.10%
Portfolio turnover rate	57	%(c)	21%	22%	70%	61%	85%

(a)	Per share data was calculated using average shares outstanding during the period.

(b)	Total return is at net asset value assuming all distributions are reinvested and no initial sales charge or CDSC. For periods with waivers/reimbursements, had the Fund’s investment adviser not waived or reimbursed a portion of expenses, total return would have been reduced.

(c)	Not annualized.

(d)	A late audit adjustment was made to net asset value, however, performance was not recalculated using the adjusted net asset value. Rather total return is calculated using the net asset value used for trading at the close of business on August 31, 2005.

(e)	Net expense ratio has been calculated after applying any waiver/reimbursement, if applicable.
See accompanying Notes to Financial Statements.  |  19

FINANCIAL HIGHLIGHTS
Highland Floating Rate Advantage Fund
Selected data for a share outstanding throughout each period is as follows:

			Years Ended August 31,
	Ten Months Ended
Class Z Shares	June 30, 2010		2009	2008	2007	2006	2005

Net Asset Value, Beginning of Period	$5.97		$9.70	$11.75	$12.43	$12.19	$12.08

Income from Investment Operations:
Net investment income(a)	0.20		0.54	0.94	1.04	1.00	0.71
Net realized and unrealized gain/(loss) (a)	0.58		(3.52)	(2.05)	(0.60)	0.22	0.11

Total from investment operations	0.78		(2.98)	(1.11)	0.44	1.22	0.82

Less Distributions Declared to Shareholders:
From net investment income	(0.07)		(0.75)	(0.93)	(1.05)	(0.98)	(0.71)
From net realized gains	—		—	(0.01)	(0.07)	—	—
From return of capital	(0.13)		—	—	—	—	—

Total distributions declared to shareholders	(0.20)		(0.75)	(0.94)	(1.12)	(0.98)	(0.71)

Net Asset Value, End of Period	$6.55		$5.97	$9.70	$11.75	$12.43	$12.19
Total return(b)	13.20	%(c)	(30.12)%	(9.97)%	3.46%	10.47%	6.93	%(d)

Ratios to Average Net Assets/ Supplemental Data:
Net assets, end of period (000’s)	$41,785		$62,842	$170,147	$280,383	$161,996	$75,293
Total expenses excluding interest and commitment fee expenses	1.92%		1.52%	1.23%	0.98%	0.81%	1.03%
Interest and commitment fee expenses	0.61%		1.08%	1.47%	1.06%	1.04%	0.72%
Waiver/reimbursement	—		(0.01)%	(0.02)%	—	(0.04)%	(0.10)%
Net expenses including interest and commitment fee expenses(e)	2.53%		2.59%	2.68%	2.04%	1.81%	1.65%
Net investment income	3.64%		8.44%	8.63%	8.40%	8.13%	5.95%
Portfolio turnover rate	57	%(c)	21%	22%	70%	61%	85%

(a)	Per share data was calculated using average shares outstanding during the period.

(b)	Total return is at net asset value assuming all distributions are reinvested and no initial sales charge or CDSC. For periods with waivers/reimbursements, had the Fund’s investment adviser not waived or reimbursed a portion of expenses, total return would have been reduced.

(c)	Not annualized.

(d)	A late audit adjustment was made to net asset value, however, performance was not recalculated using the adjusted net asset value. Rather total return is calculated using the net asset value used for trading at the close of business on August 31, 2005.

(e)	Net expense ratio has been calculated after applying any waiver/reimbursement if applicable.
20  |  See accompanying Notes to Financial Statements.

NOTES TO FINANCIAL STATEMENTS

June 30, 2010	Highland Floating Rate Advantage Fund
Note 1. Organization
Highland Floating Rate Advantage Fund (the “Fund”) is a Delaware statutory trust that is successor in interest to a Massachusetts business trust of the same name and is registered with the Securities and Exchange Commission (the “SEC”) under the Investment Company Act of 1940, as amended (the “1940 Act”), as a continuously offered, non-diversified, closed-end management investment company. On March 22, 2010, the Board of Trustees approved a change in the Fund’s fiscal year end from August 31 to June 30.
Investment Objective
The Fund seeks to provide a high level of current income, consistent with preservation of capital.
Fund Shares
The Fund may issue an unlimited number of shares, with par value $0.001 per share and continuously offers three classes of shares: Class A, Class C and Class Z. The Fund has discontinued selling Class B Shares to new and existing investors, although existing investors may still reinvest distributions in Class B Shares. Class A shares are sold with a front-end sales charge. Class A, Class B and Class C shares may be subject to a contingent deferred sales charge (“CDSC”), Class Z shares are sold only to certain eligible investors. Certain share classes have their own sales charge and bear class-specific expenses, which include distribution fees and service fees.
Note 2. Significant Accounting Policies
The following is a summary of significant accounting policies consistently followed by the Fund in the preparation of its financial statements.
Use of Estimates
The Fund’s financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which require management to make estimates and assumptions that may affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Changes in the economic environment, financial markets and any other parameters used in determining these estimates could cause actual results to differ materially.
Fund Valuation
The net asset value (“NAV”) of the Fund’s Shares is calculated daily in accordance with procedures approved by the Board of Trustees (the “Board” or “Trustees”). The NAV per share of each class of the Fund’s shares is calculated by dividing the value of the Fund’s net assets attributable to each class of shares by the total number of Shares of the class outstanding.
Valuation of Investments
In computing the Fund’s net assets, securities with readily available market quotations use those quotations for valuation. Securities where there are no readily available market quotations will be valued at the mean between the most recently quoted bid and asked prices provided by the principal market makers. If there is more than one such principal market maker, the value shall be the average of such means. Securities without a sale price or quotations from principal market makers on the valuation day may be priced by an independent pricing service. Generally, the Fund’s loan and bond positions are not traded on exchanges and consequently are valued based on a mean of the bid and ask price from the third-party pricing services or broker-dealer sources that Highland Capital Management, L.P. (the “Investment Adviser”) has determined generally has the capability to provide appropriate pricing services and has been approved by the Trustees.
Securities for which market quotations are not readily available or for which the Fund has determined the price received from a pricing service or broker-dealer is “stale” or otherwise does not represent fair value (including when events materially affect the value of securities that occur between the time when market price is determined and calculation of the Fund’s NAV), will be valued by the Fund at fair value, as determined by the Board or its designee in good faith in accordance with procedures approved by the Board, taking into account factors reasonably determined to be relevant, including: (i) the fundamental analytical data relating to the investment; (ii) the nature and duration of restrictions on disposition of the securities; and (iii) an evaluation of the forces that influence the market in which these securities are purchased and sold. In these cases, the Fund’s NAV will reflect the affected portfolio securities’ fair value as determined in the judgment of the Board or its designee instead of being determined by the market. Using a fair value pricing methodology to value securities may result in a value that is different from a security’s most recent sale price and from the prices used by other investment companies to calculate their NAVs. Determination of fair value is uncertain because it involves subjective judgments and estimates not easily substantiated.
There can be no assurance that the Fund’s valuation of a security will not differ from the amount that it realizes upon the sale of such security. Short-term debt investments, that is, those with a remaining maturity of 60 days or less, are valued at cost adjusted for amortization of premium and accretion of discounts. Repurchase agreements are valued at cost plus accrued interest. Foreign price quotations are converted to U.S. dollar equivalents using the 4:00 PM London Time Spot Rate.
Annual Report  |  21

NOTES TO FINANCIAL STATEMENTS (continued)

June 30, 2010	Highland Floating Rate Advantage Fund
Fair Value Measurement:
The Fund has performed an analysis of all existing investments and derivative instruments to determine the significance and character of all inputs to their fair value determination. The levels of fair value inputs used to measure the Fund’s investments are characterized into a fair value hierarchy. Where inputs for an asset or liability fall into more than one level in the fair value hierarchy, the investment is classified in its entirety based on the lowest level input that is significant to that investment’s valuation. The three levels of the fair value hierarchy are described below:
Level 1 — Quoted unadjusted prices for identical instruments in active markets to which the Fund has access at the date of measurement;
Level 2 — Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active, but are valued based on executed trades; broker quotations that constitute an executable price; and alternative pricing sources supported by observable inputs are classified within Level 2. Level 2 inputs are either directly or indirectly observable for the asset in connection with market data at the measurement date; and
Level 3 — Model derived valuations in which one or more significant inputs or significant value drivers are unobservable. In certain cases, investments classified within Level 3 may include securities for which the Fund has obtained indicative quotes from broker-dealers that do not necessarily represent prices the broker may be willing to trade on, as such quotes can be subject to material management judgment. Unobservable inputs are those inputs that reflect the Fund’s own assumptions that market participants would use to price the asset or liability based on the best available information.
At the end of each calender quarter, management evaluates the Level 2 and 3 assets and liabilities for changes in liquidity, including but not limited to: whether a broker is willing to execute at the quoted price, the depth and consistency of prices from third party services, and the existence of contemporaneous, observable trades in the market. Additionally, management evaluates the Level 1 and 2 assets and liabilities on a quarterly basis for changes in listings or delistings on national exchanges.
Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the Fund’s investments may fluctuate from period to period. Additionally, the fair value of investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values the Fund may ultimately realize. Further, such investments may be subject to legal and other restrictions on resale or otherwise less liquid than publicly traded securities.
The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in those securities. Transfers in and out of the levels are recognized at the value at the end of the period. A summary of the inputs used to value the Fund’s assets as of June 30, 2010 is as follows:

			Level 2	Level 3
		Level 1	Significant	Significant
	Total Value at	Quoted	Observable	Unobservable
Investment in Securities	June 30, 2010	Price	Input	Input
Common Stocks
Aerospace	$67,300	$67,300	$—	$—
Broadcasting	20,709,545			20,709,545
Chemicals	2,755,172	—	1,207,172	1,548,000
Energy	1,382,152	—	—	1,382,152
Gaming/Leisure	1,089,655	—	—	1,089,655
Healthcare	3,301,635	—	3,301,635	—
Metals/Minerals	962,147	—	—	962,147
Transportation — Land Transportation	380,896	—	—	380,896
Utility	68,953	—	—	68,953
Warrants
Broadcasting	16,191	—	—	16,191
Corporate Notes and Bonds	10,321,711	—	10,321,711	—
Debt
Senior Loans	620,732,984	—	462,919,887	157,813,097
Asset-Backed Securities	20,575,943	—	—	20,575,943
Claims	57,563	—	—	57,563

Total	$682,421,847	$67,300	$477,750,405	$204,604,142

22  |  Annual Report

NOTES TO FINANCIAL STATEMENTS (continued)

June 30, 2010	Highland Floating Rate Advantage Fund

			Level 2	Level 3
		Level 1	Significant	Significant
	Total Value at	Quoted	Observable	Unobservable
Investment in Securities	June 30, 2010	Price	Input	Input
Other Financial Instruments *
Assets
Foreign exchange contracts	$7,027,399	$—	$7,027,399	$—

Total	$689,243,358	$67,300	$484,777,804	$204,398,254

Other Financial Instruments *
Liabilities
Foreign exchange contracts	$319,269	$—	$319,269	$—

Total	$319,269	$—	$319,269	$—

*	Other financial instruments are derivative instruments not reflected in the Investment Portfolio, such as forwards which are valued at the unrealized appreciation/(depreciation) on the investment.
The Fund did not have any liabilities that were classified as Level 3 at June 30, 2010.
The table below sets forth a summary of changes in the Fund’s Level 3 assets (assets measured at fair value using significant unobservable inputs) for the period ended June 30, 2010.

			Net
			Amortization	Net	Net		Balance
Assets at Fair Value	Balance as of	Transfers	(Accretion) of	Realized	Unrealized	Net	as of
Using Unobservable	August 31,	in/(out)	Premium/	Gains/	Gains/	Purchase/	June 30,
Inputs (Level 3)	2009	of Level 3	(Discount)	(Losses)	(Losses)	(Sales)*	2010
Common Stocks
Broadcasting	$—	$—	$—	$—	$(702,587)	$21,412,132	$20,709,545
Chemicals	1,124,911	—	—	—	329,895	93,194	1,548,000
Energy	—	—	—	—	1,381,493	659	1,382,152
Gaming/Leisure	—	—	—	—	9,363	1,080,292	1,089,655
Metals/Minerals	222,013	—	—	—	421,559	318,575	962,147
Transportation — Land Transportation	953,664	—	—	—	(572,768)		380,896
Utility	192,288	—	—	(374,347)	(230,773)	481,785	68,953
Warrants
Broadcasting	—	—	—	—	(549)	16,740	16,191
Debt
Senior Loans	404,440,157	(101,868,917)	845,805	(46,145,566)	54,198,341	(153,656,723)	157,813,097
Asset-Backed Securities	8,743,963	—	—	254,211	12,326,671	(748,902)	20,575,943
Claims	201,290	—	—	(7,223,047)	7,426,332	(347,012)	57,563

Total	$415,878,286	$(101,868,917)	$845,805	$(53,488,749)	$74,586,977	$(131,349,260)	$204,604,142

*	Includes any applicable borrowings and/or paydowns made on revolving credit facilities held in the Fund’s Investment Portfolio.
The net unrealized gains presented in the table above relate to investments that were held at June 30, 2010. The Fund presents these unrealized gains on the Statement of Operations as net change in unrealized appreciation/(depreciation) on investments.
Investments designated as Level 3 may include assets valued using quotes or indications furnished by brokers which are based on models or estimates and may not be executable prices. In light of the developing market conditions, the Investment Adviser continues to search for observable data points and evaluate broker quotes and indications received for portfolio investments. As a result, for the period ended June 30, 2010, a net amount of $101,868,917 was transferred from Level 3 to Level 2. Determination of fair values is uncertain because it involves subjective judgments and estimates not easily substantiated by auditing procedures.
Security Transactions
Security transactions are accounted for on the trade date. Costs and gains/(losses) are determined based upon the specific identification method for both financial statement and federal income tax purposes.
Foreign Currency
Foreign currencies, investments and other assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the exchange rates using the current 4:00 PM London Time Spot Rate. Fluctuations in the value of the foreign currencies and other assets and liabilities resulting from changes in exchange rates, between trade and settlement dates on securities transactions and between the accrual and
Annual Report  |  23

NOTES TO FINANCIAL STATEMENTS (continued)

June 30, 2010	Highland Floating Rate Advantage Fund
payment dates on dividends, interest income and foreign withholding taxes, are recorded as unrealized foreign currency gains/(losses). Realized gains/(losses) and unrealized appreciation/(depreciation) on investment securities and income and expenses are translated on the respective dates of such transactions. The effect of changes in foreign currency exchange rates on investments in securities are not segregated in the Statement of Operations from the effects of changes in market prices of those securities, but are included with the net realized and unrealized gain or loss on investment securities.
Forward Foreign Currency Contracts
In order to minimize the movement in NAV resulting from a decline or appreciation in the value of a particular foreign currency against the U.S. dollar or another foreign currency or for other reasons, the Fund may enter into forward currency exchange contracts. These contracts involve an obligation to purchase or sell a specified currency at a future date at a price set at the time of the contract. Forward currency contracts do not eliminate fluctuations in the values of portfolio securities but rather allow the Fund to establish a rate of exchange for a future point in time. Forwards involve counterparty credit risk to the Fund because the forwards are not exchange traded and there is no clearinghouse to guarantee forwards against default. During the period ended June 30, 2010, the open and close values of forward foreign currency contracts were EUR 34,741,000 and EUR 40,995,000 and GBP 43,149,600 and GBP 42,356,000, respectively, which indicates the volume of activity.
Income Recognition
Interest income is recorded on an accrual basis and includes accretion of discounts and amortization of premiums. Facility fees received are recorded as a reduction of cost to the loan and amortized through the maturity of the loan. Dividend income is recorded on the ex-dividend date.
Determination of Class Net Asset Values
All income, expenses (other than distribution fees and service fees, which are class-specific expenses, as shown on the Statement of Operations) and realized and unrealized gains/(losses) are allocated to each class of shares of the Fund on a daily basis for purposes of determining the NAV of each class. Income and expenses are allocated to each class based on the settled shares method, while realized and unrealized gains/(losses) are allocated based on the relative net assets of each class.
U.S. Federal Income Tax Status
The Fund intends to qualify each year as a “regulated investment company” under Subchapter M of the Internal Revenue Code of 1986, as amended, and will distribute substantially all of its taxable income and gains, if any, for its tax year, and as such will not be subject to U.S. federal income taxes. In addition, the Fund intends to distribute, in each calendar year, substantially all of its net investment income, capital gains and certain other amounts, if any, such that the Fund should not be subject to federal excise tax. Therefore, no U.S. federal income or excise tax provisions are recorded.
Management has analyzed the Fund’s tax positions taken on federal income tax returns for all open tax years (current and prior three tax years), and has concluded that no provision for federal income tax is required in the Fund’s financial statements. The Fund’s federal and state income and federal excise tax returns for tax years for which the applicable statutes of limitations have not expired are subject to examination by the Internal Revenue Service and state departments of revenue.
Distributions to Shareholders
Distributions from net investment income are declared daily and paid monthly. Net realized capital gains, if any, are distributed at least annually.
Cash and Cash Equivalents
The Fund considers liquid assets deposited with a bank, money market funds, and certain short term debt instruments with maturities of 3 months or less to be cash equivalents. These investments represent amounts held with financial institutions that are readily accessible to pay Fund expenses or purchase investments. Cash and cash equivalents are valued at cost plus accrued interest, which approximates market value. The value of cash equivalents denominated in foreign currencies is determined by converting to U.S. dollars on the date of the statement of assets and liabilities. At June 30, 2010, the Fund had $13,144 of cash and cash equivalents denominated in foreign currencies, with a cost of $7,813.
Statement of Cash Flows
Information on financial transactions which have been settled through the receipt or disbursement of cash is presented in the Statement of Cash Flows. The cash and foreign currency amount shown in the Statement of Cash Flows is the amount included within the Fund’s Statement of Assets and Liabilities and includes cash and foreign currency on hand at its custodian bank.
Note 3. U.S. Federal Tax Information
The timing and character of income and capital gain distributions are determined in accordance with income tax regulations, which may differ from GAAP. As a result, net investment income/(loss) and net realized gain/(loss) on investment transactions for a reporting period may differ significantly from distributions during such period.
For the period ended June 30, 2010, net permanent differences resulting from Section 988 gain/loss reclass, paydown reclass, premium amortization accrued/sold, foreign bond bifurcation and forward foreign currency gain/loss were
24  |  Annual Report

NOTES TO FINANCIAL STATEMENTS (continued)

June 30, 2010	Highland Floating Rate Advantage Fund
identified and reclassified to the components of the Fund’s net assets as follows:

Undistributed/
(Overdistributed)	Accumulated
Net Investment	Net Realized	Paid-In
Income	Gain (Loss)	Capital

$(1,819,287)	$1,819,287	$—
The tax character of distributions paid during the period ended June 30, 2010 and the years ended August 31, 2009 and August 31, 2008, were as follows.

Distributions paid from:	2010	2009	2008

Ordinary income*	$6,176,184	$105,836,271	$174,109,322
Return of capital**	11,506,948	—	—
Long-term capital gains	—	—	1,924,460

*	For tax purposes, short-term capital gain distributions, if any, are considered ordinary income distributions.

**	Additional information will be distributed on Form 1099 at the end of the calendar year.
As of June 30, 2010, the components of distributable earnings on a tax basis were as follows:

Accumulated	Undistributed	Undistributed
Capital and	Ordinary	Long-Term	Net Unrealized
Other Losses	Income	Capital Gains	Depreciation*

$(615,266,685)	$—	$—	$(461,534,554)

*	Any differences between book-basis and tax-basis net unrealized appreciation/(depreciation) are primarily due to deferral of losses from wash sales and premium amortization adjustments.
The accumulated capital losses to offset future gains (capital loss carryforward) for the Fund are $8,394,093, $232,159,979 and $344,520,769 which will expire on June 31, 2016, June 31, 2017 and June 30, 2018, respectively. For federal income tax purposes, capital loss caryforwards may be carried forward and applied against future capital gains for a period of up to eight years to the extent allowed by the Internal Revenue Code.
Unrealized appreciation and depreciation at June 30, 2010, based on the cost of investments for U.S. federal income tax purposes, and excluding any unrealized appreciation and depreciation from changes in the value of other assets and liabilities resulting from changes in exchange rates was:

Unrealized appreciation	$9,839,929
Unrealized depreciation	(474,925,275)

Net unrealized depreciation	$(465,085,346)

Post-October Losses
Under current laws, certain capital losses realized after October 31 may be deferred and treated as occurring on the first day of the following fiscal year. For the period ended June 30, 2010, the Fund intends to elect to defer net realized losses incurred from November 1, 2009 through June 30, 2010 of $28,215,555. In addition, the Fund also elected to defer currency losses of $1,976,289 incurred from November 1, 2009 through June 30, 2010.
Note 4. Advisory, Administration, Service and Distribution and Trustee Fees
Investment Advisory Fee
The Investment Adviser receives a monthly investment advisory fee based on the Fund’s average daily managed assets at the following annual rates:

Average Daily Managed Assets	Annual Fee Rate

First $1 billion	0.65%
Next $1 billion	0.60%
Over $2 billion	0.55%
Average daily managed assets of the Fund means the average daily value of the total assets of the Fund less all accrued liabilities of the Fund (other than the aggregate amount of any outstanding borrowings constituting financial leverage). For the period ended June 30, 2010, the Fund’s effective investment advisory fee rate was 0.65%.
Administration Fees
The Investment Adviser provides administrative services to the Fund. For its services, the Investment Adviser receives an annual fee, payable monthly, in an amount equal to 0.20% of the Fund’s average daily managed assets. Under a separate sub-administration agreement, the Investment Adviser has delegated certain administrative functions to PNC Global Investment Servicing (U.S.) Inc. (“PNC”). The Investment Adviser pays PNC directly for these sub-administration services.
Service and Distribution Fees
PFPC Distributors, Inc. (the “Underwriter”) serves as the principal underwriter and distributor of the Fund’s shares. The Underwriter receives the front end sales charge imposed on the sale of Class A Shares and the CDSC imposed on certain redemptions of Class A, Class B and Class C Shares. For the period ended June 30, 2010, the Underwriter received $8,008, $5 and $87,399 of front end sales charges on Class A, Class B and Class C Shares, respectively, and $1,450, and $9,344 of CDSC on Class B and Class C Share redemptions, respectively.
The Fund has adopted a plan pursuant to Rule 12b-1 under the 1940 Act (the “Plan”), which requires the payment of a monthly service fee to the Underwriter at an annual rate of 0.25% of the average daily net assets attributable to Class A,
Annual Report  |  25

NOTES TO FINANCIAL STATEMENTS (continued)

June 30, 2010	Highland Floating Rate Advantage Fund
Class B and Class C Shares of the Fund. The Plan also requires the payment of a monthly distribution fee to the Underwriter at an annual rate of 0.10%, 0.45% and 0.60% of the average daily net assets attributable to Class A, Class B and Class C Shares, respectively.
Expense Limits and Fee Reimbursements
Effective December 18, 2006, the Investment Adviser had voluntarily agreed to waive management fees (including both advisory fees and administration fees) so that the Fund’s annual operating expenses (exclusive of advisory fees, administration fees, brokerage commissions, taxes, distribution and service fees, leverage expenses and extraordinary expenses, if any) would not exceed 0.15% of the average daily net assets of the Fund for each share class. For part of the year ended August 31, 2009, the Investment Adviser waived fees in an amount equal to 0.01% of the average daily net assets of the Fund. This waiver was discontinued by the Investment Adviser effective October 1, 2008.
Fees Paid to Officers and Trustees
Each Trustee who is not an “interested person” of the Fund as defined in the 1940 Act (the “Independent Trustees”) receives an annual retainer of $150,000 payable in quarterly installments and allocated among each portfolio in the Highland Fund Complex based on relative net assets. The “Highland Fund Complex” consists of all of the registered investment companies advised by the Investment Adviser as of the date of this annual report.
The Fund pays no compensation to its one interested Trustee or any of its officers, all of whom are employees of the Investment Adviser.
Note 5. Fund Information
For the period ended June 30, 2010, the cost of purchases and proceeds from sales of securities, excluding short-term obligations, were $423,767,678 and $621,849,803, respectively.
Note 6. Periodic Repurchase Offers
The Fund has adopted a policy to offer each fiscal quarter to repurchase a specified percentage (between 5% and 25%) of the shares then outstanding at the Fund’s NAV (“Repurchase Offers”). Repurchase Offers are scheduled to occur on or about the 15th day (or the next business day if the 15th is not a business day) in the months of February, May, August and November. It is anticipated that the date on which the repurchase price of shares will be determined (the “Repurchase Pricing Date”) will be the same date as the deadline for shareholders to provide their repurchase requests to the Distributor (the “Repurchase Request Deadline”), and if so, the Repurchase Request Deadline will be set for a time no later than the close of regular trading on the New York Stock Exchange on such date. The Repurchase Pricing Date will occur no later than the 14th day after the Repurchase Request Deadline, or the next business day if the 14th day is not a business day. Repurchase proceeds will be paid to shareholders no later than seven days after the Repurchase Pricing Date. If shareholders tender for repurchase more than the Repurchase Offer amount for a given Repurchase Offer, the Fund may repurchase an additional amount of shares of up to 2% of the shares outstanding on the Repurchase Request Deadline.
For the period ended June 30, 2010, there were three Repurchase Offers. In the November 2009, February 2010, and May 2010 Repurchase Offers, the Fund offered to repurchase 10%, 10% and 9% respectively, of its outstanding shares. In the November 2009, February 2010 and May 2010 Repurchase Offers, 8.1%, 8.8% and 9.0%, respectively of shares outstanding were repurchased.
Note 7. Senior Loan Participation Commitments
The Fund invests, under normal conditions, at least 80% of its net assets (plus any borrowings for investment purposes) in adjustable rate senior loans (“Senior Loans”), the interest rates of which float or vary periodically based upon a benchmark indicator of prevailing interest rates to domestic or foreign corporations, partnerships and other entities that operate in a variety of industries or geographic regions (“Borrowers”). If the lead lender in a typical lending syndicate becomes insolvent, enters Federal Deposit Insurance Corporation (“FDIC”) receivership or, if not FDIC insured enters into bankruptcy, the Fund may incur certain costs and delays in receiving payment or may suffer a loss of principal and/or interest. When the Fund purchases a participation of a Senior Loan interest, the Fund typically enters into a contractual agreement with the lender or other third party selling the participation, not with the Borrower directly.
As such, the Fund assumes the credit risk of the Borrowers, as well as of the selling participants or other persons interpositioned between the Fund and the Borrowers. The ability of Borrowers, selling participants or other persons interpositioned between the Fund and the Borrowers to meet their obligations may be affected by a number of factors, including economic developments in a specific industry.
At June 30, 2010, the following sets forth the selling participants with respect to interests in Senior Loans purchased by the Fund on a participation basis.
26  |  Annual Report

NOTES TO FINANCIAL STATEMENTS (continued)

June 30, 2010	Highland Floating Rate Advantage Fund

	Principal
Selling Participant	Amount		Value

Lehman Commercial Paper, Inc. UK Branch:
Wind Telecomunicazioni S.p.A. B1 Term Loan Facility	EUR	1,500,000	$1,745,875

Lehman Commercial Paper, Inc. UK Branch:
Wind Telecomunicazioni S.p.A. C1 Term Loan Facility		1,500,000	1,755,062

			$3,500,937

In May 2009, the Fund filed a proof of claim with the United States Bankruptcy Court Southern District of New York related to the above participants.
Note 8. Credit Agreement
Effective November 4, 2009, the Fund entered into a $170,000,000 Credit Agreement (the “Credit Agreement”) with The Bank of Nova Scotia. The Credit Agreement has a maturity date of November 3, 2010. Prior to November 4, 2009, the Fund entered into a Revolving Credit and Security Agreement, as amended, with The Bank of Nova Scotia (the “Prior Credit Agreement”) pursuant to which the Fund could borrow up to $625,000,000. Effective March 27, 2009 the commitment was reduced to $450,000,000, effective May 8, 2009 it was reduced to $400,000,000, and effective June 5, 2009 it was reduced to $350,000,000. Effective October 6, 2009, the Fund entered into Amendment No. 4 to the Credit Agreement which reduced the total commitment amount from $350,000,000 to $250,000,000 and extended the maturity of the loan to October 16, 2009. Effective October 16, 2009, the Fund entered into Amendment No. 5 to the Credit Agreement which reduced the total commitment amount from $250,000,000 to $170,000,000.
Concurrent with entering into the Credit Agreement, the Fund agreed to pay a $1,700,000 upfront fee. This fee is amortized over the remaining term of the Credit Agreement and $1,238,904 of upfront fee expense is included in commitment and upfront fee expense on the Statement of Operations. Effective March 31, 2010, the Fund amended the existing Credit Agreement to reduce the total commitment to $150,000,000.
At June 30, 2010, the Fund had outstanding borrowings under the Credit Agreement totaling $115,000,000, secured by substantially all of the assets in the Fund’s portfolio, including cash and cash equivalents. Interest is charged at a rate equal to the Adjusted LIBO Rate plus 2.50% per annum based on the outstanding borrowings. In addition, the Fund has agreed to pay a commitment fee on the unutilized commitment amount of 2.00% per annum. The average daily loan balance was $128,782,178 at a weighted average interest rate of 2.26%, excluding any commitment fee, for the period ended June 30, 2010. With respect to these borrowings, interest and commitment fees of $4,580,124 is included in the Statement of Operations.
The Fund is required to maintain 400% asset coverage with respect to amounts outstanding under the Credit Agreement similar to the Prior Credit Agreement, the Fund was required to maintain 300% asset coverage under Section 18(a) of the 1940 Act. Asset coverage is calculated by subtracting the Fund’s total liabilities, not including any amount representing bank loans and senior securities, from the Fund’s total assets and dividing the result by the principal amount of the borrowings outstanding. As of the dates indicated below, the Fund’s debt outstanding and asset coverage was as follows:

		% of
		Asset
		Coverage
	Total Amount	of
Date	Outstanding	Indebtedness

06/30/2010	$115,000,000	606.0%
08/31/2009	181,000,000	465.8
08/31/2008	511,000,000	409.3
08/31/2007	960,000,000	400.5
08/31/2006	335,000,000	729.2
08/31/2005	250,000,000	512.9
08/31/2004	95,000,000	803.8
Note 9. Unfunded Loan Commitments
As of June 30, 2010, the Fund had unfunded loan commitments of $9,429,843, GBP 1,718,294 and EUR 3,164,000, which could be extended at the option of the borrower, pursuant to loan agreements with the following borrowers:

	Unfunded
	Loan
Borrower	Commitment

Vivarte	EUR	3,164,000
Mobileserv Ltd.	GBP	1,718,294
Broadstripe, LLC		$3,983,145
MGM Mirage, Inc.		451,910
SIRVA Worldwide, Inc.		1,994,788
Sorrenson Communications, Inc.		2,000,000
Water PIK, Inc.		1,000,000
Unfunded loan commitments are marked to market on the relevant day of valuation in accordance with the Fund’s valuation policies. Any applicable unrealized gain/(loss) and unrealized appreciation/(depreciation) on unfunded loan commitments are recorded on the Statement of Assets and Liabilities and the Statement of Operations, respectively. As of June 30, 2010, the Fund recognized net discount and unrealized depreciation on unfunded transactions of $3,788,347. The net change in unrealized depreciation on unfunded transactions of $1,995,539 is recorded in the Statement of Operations.
Annual Report  |  27

NOTES TO FINANCIAL STATEMENTS (continued)

June 30, 2010	Highland Floating Rate Advantage Fund
Note 10. Affiliated Issuers
Under Section 2(a)(3) of the 1940 Act, a portfolio company is defined as “affiliated” if a Fund owns five percent or more of its voting stock. The Fund held at least five percent of the outstanding voting stock of the following companies as of June 30, 2010:

	Par Value at	Shares at	Market Value
	June 30,	June 30,	August 31,	June 30,
	2010	2010	2009	2010
CCS Medical, Inc. (Senior Loans)	$25,044,023	—	$—	$22,504,068
CCS Medical, Inc. (Common Stock)	—	124,590	—	3,301,635
ComCorp Broadcasting, Inc. (Senior Loans) *	2,989,118	—	1,736,584	2,557,191
Communications Corp of America (Common Stock)	—	152,363	—	—
Young Broadcasting, Inc. (Senior Loans)	6,141,748	—	—	6,141,748
Young Broadcasting, Inc. (Common Stocks)	—	9,894	—	20,709,545
Young Broadcasting, Inc. (Warrants)	—	8	—	16,191

	$34,174,889	286,855	$1,736,584	$55,230,378

*	Company is a wholly owned subsidiary of Communications Corp. of America.
The Fund is permitted to purchase or sell securities from or to certain other affiliated funds under specified conditions outlined in the procedures adopted by the Board of Trustees of the Fund. The procedures have been designed to provide assurance that any purchase or sale of securities by the Fund from or to another fund that is or could be considered an affiliate by virtue of having a common investment adviser (or affiliated investment adviser), common Trustees and/or common officers complies with Rule 17a-7 under the 1940 act. Further, as defined under the procedures, each transaction is effective at the current market price.
For the period ended June 30, 2010, the Fund engaged in security transactions with affiliated funds with a cost of purchases totaling $467,337, proceeds from sales of $473,750 and net realized gains from sales of $6,413.
Note 11. Indemnification
The Fund has a variety of indemnification obligations under contracts with its service providers and certain counterparties. The Fund’s maximum exposure under these arrangements is unknown. The Board has approved the advancement of certain expenses to a service provider in connection with pending litigation subject to appropriate documentation and safeguards. These expenses are recorded in the Statement of Assets and Liabilities and the Statement of Operations.
Note 12. Disclosure of Significant Risks and Contingencies
Non-Diversified and Industry Concentration Risk
The Fund may focus its investments in instruments of only a few issuers. Additionally, the Fund will concentrate its investments in the financial services industry. The concentration of the Fund’s portfolio in a limited number of issuers would subject the Fund to a greater degree or risk with respect to defaults by such issuers, and the concentration of the portfolio in the financial services industry subjects the Fund to a greater degree of risk with respect to economic downturns relating to such industry.
Non-Payment Risk
Corporate debt obligations, including Senior Loans, are subject to the risk of non-payment of scheduled interest and/or principal. Non-payment would result in a reduction of income to the Fund, a reduction in the value of the Senior Loan experiencing non-payment and a potential decrease in the NAV of the Fund.
Credit Risk
The Fund invests all or substantially all of its assets in Senior Loans of other securities that are rated below investment grade and unrated Senior Loans of comparable quality. Investments rated below investment grade are commonly referred to as “high yield securities” or “junk securities”. They are regarded as predominantly speculative with respect to the issuing company’s continuing ability to meet principal and interest payments. Investments in high-yield securities may result in greater NAV fluctuation than if the Fund did not make such investments.
Leverage Risk
The Fund currently uses leverage through borrowings from a credit facility. The use of leverage for investment purposes creates opportunities for greater total returns, but at the same time involves risks. Any investment income or gains earned with respect to the amounts borrowed that is in excess of the interest that is due on the borrowing will augment the Fund’s income. Conversely, if the investment performance with respect to the amounts borrowed fails to cover the interest on such borrowings, the value of the Fund’s shares may decrease more quickly than would otherwise be the case, and dividends on the shares could be reduced or eliminated. Interest payments and fees incurred in connection with such borrowings will reduce the amount of net income available for payment to shareholders.
Currency Risk
A portion of the Fund’s assets may be quoted or denominated in non-U.S. currencies. These securities may be adversely affected by fluctuations in relative currency exchange rates
28 | Annual Report

NOTES TO FINANCIAL STATEMENTS (continued)

June 30, 2010	Highland Floating Rate Advantage Fund
and by exchange control regulations. The Fund’s investment performance may be negatively affected by a devaluation of a currency in which the Fund’s investments are quoted or denominated. Further, the Fund’s investment performance may be significantly affected, either positively or negatively, by currency exchange rates because the U.S. dollar value of securities quoted or denominated in another currency will increase or decrease in response to changes in the value of such currency in relation to the U.S. dollar.
Non-U.S. Securities Risk
Investment in securities of non-U.S. issuers may involve special risks compared to investing in securities of U.S. issuers. These risks are more pronounced to the extent that the Fund invests a significant portion of its non-U.S. investments in one region or in the securities of emerging market issuers. These risks may include: (i) non-U.S. issuers may be subject to less rigorous disclosure, accounting standards and regulatory requirements; (ii) many non-U.S. markets are smaller, less liquid and more volatile and the Adviser may not be able to sell the Fund’s investments at times, in amounts and at prices it considers reasonable; and (iii) the economies of non-U.S. issuers may grow at slower rates than expected or may experience more severe downturns or recessions. Additionally, certain investments in non-U.S. issuers also may be subject to foreign withholding or other taxes on dividends, interest or capital gain.
Forward Currency Contracts Risk
The Fund is subject to foreign currency exchange rate risk in the normal course of pursuing its investment objectives. The Fund may use forward contracts to gain exposure to, or hedge against, changes in the value of foreign currencies. A forward contract represents a commitment for the future purchase or sale of an asset at a specified price on a specified date. Upon entering into such contracts, daily fluctuations in the value of the contract are recorded for financial statement purposes as unrealized gains or losses by the Fund. At the expiration of the contracts the Fund realizes the gain or loss. Upon entering into such contracts, the Fund bears the risk of exchange rates moving unexpectedly, in which case, the Fund may not achieve the anticipated benefits of the forward contracts and may realize a loss. Forwards involve counterparty credit risk to the Fund because forwards are not exchange traded and there is no clearinghouse to guarantee the forwards against default.
Derivatives Risk
Derivative transactions in which the Fund may engage for hedging and speculative purposes or to enhance total return, including engaging in transactions such as options, futures, swaps, foreign currency transactions (including forward foreign currency contracts, currency swaps or options on currency and currency futures) and other derivative transactions, involve certain risks and considerations. These risks include the imperfect correlation between the value of such instruments and the underlying assets, the possible default of the other party to the transaction or illiquidity of the derivative instruments. The use of derivative transactions may result in losses greater than if they had not been used, may require the Fund to sell or purchase portfolio securities at inopportune times or for prices other than current market value, may limit the amount of appreciation the Fund can realize on an investment or may cause the Fund to hold a security that it might otherwise sell. The successful use of derivative transactions depends on the Adviser’s ability to predict correctly the direction and extent of movements in interest rates.
Counterparty Credit Risk
Counterparty credit risk is the potential loss the Fund may incur as a result of the failure of a counterparty or an issuer to make payments according to the terms of a contract. Counterparty credit risk is measured as the loss the Fund would record if its counterparties failed to perform pursuant to the terms of their obligations to the Fund. Because the Fund may enter into over-the-counter forwards, options, swaps and other derivative financial instruments, the Fund is exposed to the credit risk of its counterparties. To limit the counterparty credit risk associated with such transactions, the Fund conducts business only with financial institutions judged by the Investment Adviser to present acceptable credit risk.
Note 13. Legal Matters
Matters Relating to the Fund’s Investment in TOUSA, Inc. The Fund is one of numerous defendants (“Lenders”) that have been named in an adversary proceeding pending in the Bankruptcy Court of the Southern District of Florida (the “Court”). The action, entitled In re Tousa Inc., et al., was filed on July 15, 2008, by the Official Committee of Unsecured Creditors of TOUSA, Inc. and its affiliates (the “Plaintiff ”), which are home building companies to which the Lenders loaned money through different lending facilities. An amended complaint was filed on October 17, 2008. Plaintiff alleges that monies used to repay the Lenders should be voided as fraudulent and preferential transfers under the bankruptcy laws. More specifically, Plaintiff alleges that subsidiaries of the home building companies were forced to become co-borrowers and guarantors of the monies used to repay the Lenders, and that the subsidiaries did not receive fair consideration or reasonably equivalent value when they transferred the proceeds to repay the Lenders. Plaintiff seeks to void the transfers and other equitable relief. The Fund and other Funds and accounts managed by the Investment Adviser and the other Lenders are named as defendants in two separate lending capacities; first, as lenders in a credit agreement (the “Credit Lenders”); and second, as lenders in a term loan (the “Term Loan Lenders”). The Fund, as Term Loan Lender, moved to dismiss the amended complaint. The
Annual Report | 29

NOTES TO FINANCIAL STATEMENTS (continued)

June 30, 2010	Highland Floating Rate Advantage Fund
Court denied the motion to dismiss on December 4, 2008. The Fund and the other Lenders filed a motion for leave to appeal the dismissal, which was denied on February 23, 2009. Plaintiff thereafter filed a Second Amended Complaint and a Third Amended Complaint two answers to the Third Amended Complaint in its capacity as a Term Loan Lender. The case went to trial, which concluded in August 2009.
On October 13, 2009, the court ruled for the Plaintiff in the action and ordered the defendants to return the proceeds received from the pay off of the term loan at par on July 31, 2007. The proceeds received by the Fund totaled $4,000,000. Additionally, the court ordered the defendants to pay simple interest on the amount returned at an annual rate of 9%.
In November 2009, the Fund and other defendants filed an appeal to the decision. On December 22, 2009, the Fund posted $5,310,479 with the Court. This amount is recorded in the Statement of Assets and Liabilities and the Statement of Operations.
Matters Relating to the Fund’s Investment in Broadstripe, LLC. The Fund, the Adviser, other accounts managed by the Adviser, and an unaffiliated investment manager are defendants in a lawsuit filed in Delaware Superior Court on November 17, 2008 (and subsequently amended to include the Trust as a party) by WaveDivision Holdings, LLC and an affiliate, alleging causes of action stemming from the plaintiffs’ 2006 agreements with Millennium Digital Media Systems, LLC (“Millennium”) (now known as Broadstripe, LLC), pursuant to which Millennium had agreed, subject to certain conditions, to sell certain cable television systems to the plaintiffs. During the relevant period, the Fund and other defendants managed by the Adviser held debt obligations of Millennium. As of June 30, 2010, the Fund attributed total value to the Fund’s investment in the Millennium revolving credit agreement and term loan, each of which is secured by a first lien, of an aggregate of approximately $44.5 million. The complaint alleges that the Adviser and an unaffiliated investment manager caused Millennium to terminate the contracts to sell the cable systems to the plaintiffs. The amended complaint seeks compensatory and punitive damages in an unspecified amount to be presented at trial, thus, the Fund cannot predict the amount of a judgment, if any. The Fund and other accounts managed by the Adviser have filed a motion to dismiss the lawsuit. The Adviser and the Fund intend to continue to defend this action vigorously.
In addition, the Fund and other funds managed by the Adviser that held certain debt issued by Millennium are defendants in a complaint filed on May 8, 2009 by the official committee of unsecured creditors of Millennium and its affiliated debtors (collectively, the “Debtors”) in the United States Bankruptcy Court for the District of Delaware. The complaint alleges various causes of action against the Fund, the Adviser and certain other funds managed by the Adviser and seeks various relief, including recharacterization and equitable subordination of the debt held by the Fund and the other funds and recovery of certain payments made by the Debtors to the Fund and the other funds. The Fund and other defendants managed by the Adviser have filed a motion for summary judgment on all of the claims in the complaint. The Adviser and the Fund intend to continue to defend this action vigorously. The Fund believes that the resolution of the matters described in this subsection are unlikely to have a material adverse effect on the Fund. If the Debtors were to succeed in their causes of action, all or a portion of the Fund’s investment in Millennium may not be recoverable.
Note 14. Subsequent Events
Management has evaluated the impact of all subsequent events on the Fund through the date the financial statements were issued, and has determined that there was the following subsequent event:
On July 1, 2010, The PNC Financial Services Group, Inc. sold the outstanding stock of PNC Global Investment Servicing Inc. to The Bank of New York Mellon Corporation. At the closing of the sale, PNC Global Investment Servicing (U.S.) Inc. and PFPC Distributors, Inc. changed their names to BNY Mellon Investment Servicing (US) Inc. and BNY Mellon Distributors Inc., respectively. PFPC Trust Company will not change its name until a later date to be announced.
30 | Annual Report

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Trustees and Shareholders of Highland Floating Rate Advantage Fund:
In our opinion, the accompanying statement of assets and liabilities, including the investment portfolio, and the related statements of operations and of changes in net assets and of cash flows and the financial highlights present fairly, in all material respects, the financial position of Highland Floating Rate Advantage Fund (the “Fund”) at June 30, 2010, and the results of its operations for the period then ended, the changes in its net assets and cash flows and its financial highlights for each of the periods indicated in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Fund’s management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit, which included confirmation of investments at June 30, 2010 by correspondence with the custodian and banks with whom the Fund owns assignments and participations in loans, provide a reasonable basis for our opinion.
PricewaterhouseCoopers, LLP
Dallas, Texas
August 26, 2010
Annual Report | 31

ADDITIONAL INFORMATION (unaudited)

June 30, 2010	Highland Floating Rate Advantage Fund
Additional Portfolio Information
The Investment Adviser and its affiliates manage other accounts, including registered and private funds and individual accounts. Although investment decisions for the Fund are made independently from those of such other accounts, the Investment Adviser may, consistent with applicable law, make investment recommendations to other clients or accounts that may be the same or different from those made to the Fund, including investments in different levels of the capital structure of a company, such as equity versus senior loans, or that take contrary positions in multiple levels of the capital structure. The Investment Adviser has adopted policies and procedures that address the allocation of investment opportunities, execution of portfolio transactions, personal trading by employees and other potential conflicts of interest that are designed to ensure that all client accounts are treated equitably over time. Nevertheless, this may create situations where a client could be disadvantaged because of the investment activities conducted by the Investment Adviser for other client accounts. When the Fund and one or more of such other accounts is prepared to invest in, or desires to dispose of, the same security, available investments or opportunities for each will be allocated in a manner believed by the Investment Adviser to be equitable to the Fund and such other accounts. The Investment Adviser also may aggregate orders to purchase and sell securities for the Fund and such other accounts. Although the Investment Adviser believes that, over time, the potential benefits of participating in volume transactions and negotiating lower transaction costs should benefit all accounts including the Fund, in some cases these activities may adversely affect the price paid or received by the Fund or the size of the position obtained or disposed of by the Fund.
Tax Information
The Fund hereby designates as qualified interest income distributions 100.00% of ordinary income distributions for the ten months ended June 30, 2010.
32 | Annual Report

ADDITIONAL INFORMATION (unaudited)

June 30, 2010	Highland Floating Rate Advantage Fund
Trustees and Officers
The Board provides broad oversight over the operations and affairs of the Fund and protects the interests of shareholders. The Board has overall responsibility to manage and control the business affairs of the Fund, including the complete and exclusive authority to establish policies regarding the management, conduct and operation of the Fund’s business. The names and ages of the Trustees and officers of the Fund, the year each was first elected or appointed to office, their principal business occupations during the last five years, the number of funds overseen by each Trustee and other directorships or trusteeships they hold are shown below. The business address for each Trustee and officer of the Fund is c/o Highland Capital Management, L.P., NexBank Tower, 13455 Noel Road, Suite 800, Dallas, TX 75240.

		Term of	Principal	Number of Portfolios
		Office and	Occupation(s)	in Highland Fund	Other
	Position	Length of	During Past	Complex Overseen	Directorships/
Name and Age	with Fund	Time Served	Five Years	by Trustee[1]	Trusteeships Held
INDEPENDENT TRUSTEES

Timothy K. Hui (Age 62)	Trustee	Indefinite Term; Trustee since 2004	Vice President since February 2008, Dean of Educational Resources from July 2006 to January 2008, Assistant Provost for Graduate Education from July 2004 to June 2006, and Assistant Provost for Educational Resources, July 2001 to June 2004 at Philadelphia Biblical University.	7	None

Scott F. Kavanaugh (Age 49)	Trustee	Indefinite Term; Trustee since 2004	Vice-Chairman, President and Chief Operating Officer at Keller Financial Group since September 2007; Chairman and Chief Executive Officer at First Foundation Bank since September 2007; Vice Chairman, President and Chief Operating Officer of First Foundation, Inc. (holding company) since September 2007; Private investor since February 2004; Sales Representative at Round Hill Securities from March 2003 to January 2004; Executive at Provident Funding Mortgage Corporation from February 2003 to July 2003; Executive Vice President, Director and Treasurer at Commercial Capital Bank from January 2000 to February 2003; Managing Principal and Chief Operating Officer at Financial Institutional Partners Mortgage Company and Managing Principal and President of Financial Institutional Partners, LLC (an investment banking firm) from April 1998 to February 2003.	7	None
Annual Report | 33

ADDITIONAL INFORMATION (unaudited) (continued)

June 30, 2010	Highland Floating Rate Advantage Fund

		Term of	Principal	Number of Portfolios
		Office and	Occupation(s)	in Highland Fund	Other
Name, Address,	Position	Length of	During Past	Complex Overseen	Directorships/
and Age	with Fund	Time Served	Five Years	by Trustee[1]	Trusteeships Held
INDEPENDENT TRUSTEES

James F. Leary (Age 80)	Trustee	Indefinite Term; Trustee since 2004	Managing Director, Benefit Capital Southwest, Inc. (a financial consulting firm) since January 1999.	7	Board Member of Capstone Group of Funds (7 portfolios)

Bryan A. Ward (Age 55)	Trustee	Indefinite Term; Trustee since 2004	Senior Manager, Accenture, LLP (a consulting firm) since January 2002.	7	None

INTERESTED TRUSTEE[2]

R. Joseph Dougherty[2] (Age 40)	Trustee and Chairman of the Board, President and Chief Executive Officer	Indefinite Term; Trustee and Chairman of the Board since 2004	Team Leader of the Investment Adviser since 2000, Trustee of the funds in the Highland Fund Complex since 2004 and President and Chief Executive Officer of the funds in the Highland Fund Complex since December 2008; Director of NexBank Securities, Inc. since June 2009; Senior Vice President of Highland Distressed Opportunities, Inc. from September 2006 to June 2009; Senior Vice President of the funds in the Highland Fund Complex from 2004 to December 2008.	7	None

1	The Highland Fund Complex consists of all of the registered investment companies advised by the Investment Adviser as of the date of this report.

2	Mr. Dougherty is deemed to be an “interested person” of the Fund under the 1940 Act because of his position with the Investment Adviser.
34 | Annual Report

ADDITIONAL INFORMATION (unaudited) (continued)

June 30, 2010	Highland Floating Rate Advantage Fund

Term of
Office and
Name, Address,	Position	Length of
and Age	with Fund	Time Served	Principal Occupation(s) During Past Five Years
OFFICERS

R. Joseph Dougherty (Age 40)	Chairman of the Board, President and Chief Executive Officer	Indefinite Term; Chairman of the Board since 2004; President and Chief Executive Officer since December 2008	Team Leader of the Investment Adviser since 2000, Trustee of the funds in the Highland Fund Complex since 2004 and President and Chief Executive Officer of the funds in the Highland Fund Complex since December 2008; Director of NexBank Securities, Inc. since June 2009; Senior Vice President of Highland Distressed Opportunities, Inc. from September 2006 to June 2009; Senior Vice President of the funds in the Highland Fund Complex from 2004 to December 2008.

M. Jason Blackburn (Age 34)	Treasurer (Principal Accounting Officer) and Secretary	Indefinite Term; Treasurer and Secretary since 2004	Assistant Controller of the Investment Adviser since November 2001 and Treasurer and Secretary of the funds in the Highland Fund Complex since 2004.

Matthew S. Okolita (Age 28)	Chief Compliance Officer	Indefinite Term; Chief Compliance Officer since May 2010	Chief Compliance Officer of the Adviser, Cummings Bay Capital Management, L.P., and Tunstall Capital Management, L.P. (investment advisers) since May 2010; Compliance Manager of the Adviser from March 2008 to May 2010; Legal Associate at NewStar Financial Inc. (a commercial finance company) from August 2006 to December 2007; Compliance Associate at Commonwealth Financial Network (a registered investment adviser/broker-dealer) from January 2004 to August 2006.
Annual Report | 35

IMPORTANT INFORMATION ABOUT THIS REPORT
Investment Adviser
Highland Capital Management, L.P.
NexBank Tower
13455 Noel Road, Suite 800
Dallas, TX 75240
Transfer Agent
BNY Mellon Investment Servicing (US) Inc.
101 Sabin Street
Pawtucket, RI 02860
Underwriter
BNY Mellon Distributors Inc.
760 Moore Road
King of Prussia, PA 19406
Custodian
PFPC Trust Company
301 Bellevue Parkway
Wilmington, DE 19809
Independent Registered Public Accounting Firm
PricewaterhouseCoopers LLP
2001 Ross Avenue, Suite 1800
Dallas, TX 75201
Fund Counsel
Ropes & Gray LLP
One International Place
Boston, MA 02110-2624
This report has been prepared for shareholders of Highland Floating Rate Advantage Fund.
The Fund mails one shareholder report to each shareholder address. If you would like more than one report, please call shareholder services at 1-877-665-1287 to request that additional reports be sent to you.
A description of the policies and procedures that the Fund uses to determine how to vote proxies relating to its portfolio securities, and the Fund’s proxy voting record for the most recent 12-month period ended June 30, are available (i) without charge, upon request, by calling 1-877-665-1287 and (ii) on the SEC’s website at http://www.sec.gov.
The Fund files its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. The Fund’s Forms N-Q are available on the SEC’s website at http://www.sec.gov and also may be reviewed and copied at the SEC’s Public Reference Room in Washington, DC. Information on the Public Reference Room may be obtained by calling 1-800-SEC-0330. Shareholders may also obtain the Form N-Q by visiting the Fund’s website at www.highlandfunds.com.
The Statement of Additional Information includes additional information about Fund Trustees and is available upon request without charge by calling 1-877-665-1287.
36 | Annual Report

HIGHLAND FUNDS
P.O. Box 9840
Providence, RI 02940-8040
managed by
Highland Capital Management, L.P.

# Highland Floating Rate Advantage Fund

Annual Report, June 30, 2010

www.highlandfunds.com

HLC-ADV-AR-06/10

Highland Floating Rate Advantage Fund Annual Report, June 30, 2010 www.highlandfunds.com HLC-ADV-AR-06/10

Item 2. Code of Ethics.
(a)	The registrant, as of the end of the period covered by this report, has adopted a code of ethics that applies to the registrant’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, regardless of whether these individuals are employed by the registrant or a third party.

(b)	Not applicable.

(c)	There have been no amendments, during the period covered by this report, to a provision of the code of ethics that applies to the registrant’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, regardless of whether these individuals are employed by the registrant or a third party, and that relates to any element of the code of ethics description.

(d)	The registrant has not granted any waiver, including any implicit waiver, from a provision of the code of ethics that applies to the registrant’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, regardless of whether these individuals are employed by the registrant or a third party, that relates to one or more of the items set forth in paragraph (b) of the item’s instructions.

(e)	Not applicable.

(f)	The registrant’s code of ethics is filed herewith as Exhibit (a)(1).
Item 3. Audit Committee Financial Expert.
The Registrant’s Board of Trustees (the “Board”) has determined that James Leary, a member of the Audit Committee of the Board, is an audit committee financial expert as defined by the Securities and Exchange Commission (the “SEC”). Mr. Leary is “independent” as defined by the SEC for purposes of this Item 3 of Form N-CSR.
Item 4. Principal Accountant Fees and Services.
Audit Fees
(a)	The aggregate fees billed for professional services rendered by the principal accountant for the audit of the registrant’s annual financial statements or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years are $85,000 for the fiscal year ended August 31, 2009 and $85,000 for the fiscal year ended June 30, 2010.
Audit-Related Fees
(b)	The aggregate fees billed for assurance and related services by the principal accountant that are reasonably related to the performance of the audit of the registrant’s financial statements and are not reported under paragraph (a) of this Item are $8,500 for the fiscal year ended August 31, 2009 and $18,250 for the fiscal year ended June 30, 2010. Services related to semi-annual and valuation work.
Tax Fees
(c)	The aggregate fees billed for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning are $6,750 for the fiscal year ended August 31, 2009 and $7,500 for the fiscal year ended June 30, 2010. Services related to assistance on the Fund’s tax returns and excise tax calculations.
All Other Fees
(d)	The aggregate fees billed for products and services provided by the principal accountant, other than the services reported in paragraphs (a) through (c) of this Item are $0 for the fiscal year ended August 31, 2009 and $0 for the fiscal year ended June 30, 2010.

(e)(1)	Disclose the audit committee’s pre-approval policies and procedures described in paragraph (c)(7) of Rule 2-01 of Regulation S-X.

The Audit Committee shall:
(a)	have direct responsibility for the appointment, compensation, retention and oversight of the Fund’s independent auditors and, in connection therewith, to review and evaluate matters potentially affecting the independence and capabilities of the auditors; and

(b)	review and pre-approve (including associated fees) all audit and other services to be provided by the independent auditors to the Fund and all non-audit services to be provided by the independent auditors to the Fund’s investment adviser or any entity controlling, controlled by or under common control with the investment adviser (an “Adviser Affiliate”) that provides ongoing services to the Fund, if the engagement relates directly to the operations and financial reporting of the Fund; and

(c)	establish, to the extent permitted by law and deemed appropriate by the Audit Committee, detailed pre-approval policies and procedures for such services; and

(d)	consider whether the independent auditors’ provision of any non-audit services to the Fund, the Fund’s investment adviser or an Adviser Affiliate not pre-approved by the Audit Committee are compatible with maintaining the independence of the independent auditors.
(e)(2)	The percentage of services described in each of paragraphs (b) through (d) of this Item that were approved by the audit committee pursuant to paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X are as follows:

(b)	100%

(c)	100%

(d)	N/A
(f)	The percentage of hours expended on the principal accountant’s engagement to audit the registrant’s financial statements for the most recent fiscal year that were attributed to work performed by persons other than the principal accountant’s full-time, permanent employees was less than fifty percent.

(g)	The aggregate non-audit fees billed by the registrant’s accountant for services rendered to the registrant, and rendered to the registrant’s investment adviser (not including any sub-adviser whose role is primarily portfolio management and is subcontracted with or overseen by another investment adviser), and any entity controlling, controlled by, or under common control with the adviser that provides ongoing services to the registrant was $606,000 for the fiscal year ended August 31, 2009 and $872,000 for the fiscal year ended June 30, 2010.

(h)	The registrant’s audit committee of the board of directors has considered whether the provision of non-audit services that were rendered to the registrant’s investment adviser (not including any sub-adviser whose role is primarily portfolio management and is subcontracted with or overseen by another investment adviser), and any entity controlling, controlled by, or under common control with the investment adviser that provides ongoing services to the registrant that were not pre-approved pursuant to paragraph (c)(7)(ii) of Rule 2-01 of Regulation S-X is compatible with maintaining the principal accountant’s independence.
Item 5. Audit Committee of Listed registrants.
Not applicable.
Item 6. Investments.
(a)	Schedule of Investments in securities of unaffiliated issuers as of the close of the reporting period is included as part of the report to shareholders filed under Item 1 of this form.

(b)	Not applicable.

Item 7.	Disclosure of Proxy Voting Policies and Procedures for Closed-End Management Investment Companies.

APPENDIX E
HIGHLAND CAPITAL MANAGEMENT, L.P.
PROXY VOTING POLICY
1. Application; General Principles
     1.1 This proxy voting policy (the “Policy”) applies to securities held in Client accounts (including registered investment companies and other pooled investment vehicles) as to which the above-captioned investment adviser (the “Company”) has voting authority, directly or indirectly. Indirect voting authority exists where the Company’s voting authority is implied by a general delegation of investment authority without reservation of proxy voting authority.
     1.2 The Company shall vote proxies in respect of securities owned by or on behalf of a Client in the Client’s best economic interests and without regard to the interests of the Company or any other Client of the Company.
2. Voting; Procedures
     2.1 Monitoring. A member of the settlement group (the “settlement designee”) of the Company shall have responsibility for monitoring portfolios managed by the Company for securities subject to a proxy vote. Upon the receipt of a proxy notice related to a security held in a portfolio managed by the Company, the settlement designee shall forward all relevant information to the portfolio manager(s) with responsibility for the security. The portfolio manager(s) may consult a member of the settlement group as necessary.
     2.2 Voting. Upon receipt of notice from the settlement designee, the portfolio manager(s) of the fund(s) in which the security subject to a proxy vote shall evaluate the subject matter of the proxy and cause the proxy to be voted on behalf of the Client in accordance with the Guidelines set forth below.
     2.3 Guideline. In determining how to vote a particular proxy, the portfolio manager(s) shall consider, among other things, the interests of each Client account as it relates to the subject matter of the proxy, any potential conflict of interest the Company may have in voting the proxy on behalf of the Client and the procedures set forth in this Policy. This Policy is designed to be implemented in a manner reasonably expected to ensure that voting rights are exercised in the best interests of the Company’s clients. Each proxy is voted on a case-by-case basis taking into consideration any relevant contractual obligations as well as other relevant facts and circumstances. In general, the Company reviews and considers corporate governance issues related to proxy matters and generally supports proposals that foster good corporate governance practices. Portfolio manager(s) may vote proxies as recommended by the security issuers management on routine matters related to the operation of the issuer and on matters not expected to have a significant impact on the issuer and/or its shareholders, because the Company believes that recommendations by the issuer are generally in shareholders’ best interests, and therefore in the best economic interest of the Company’s clients.
     2.4 Conflicts of Interest. If the portfolio manager(s) determine that the Company may have a potential material conflict of interest (as defined in Section 3 of this Policy) in voting a particular proxy, the portfolio manager(s) shall contact the Company’s compliance department prior to causing the proxy to be voted.
     2.4.1. For a security held by a an investment company, the Company shall disclose the conflict and its reasoning for voting as it did to the Retail Fund’s Board of Trustees at the next regularly scheduled quarterly meeting. In voting proxies for securities held by an investment company, the Company may consider only the interests of the Fund. It is the responsibility of the compliance department to document the basis for the decision and furnish the documentation to the Board of Trustees. The Company may resolve the conflict of interest by following the proxy voting recommendation of a disinterested third party (such as ISS, Glass Lewis, or another institutional proxy research firm).
     2.5 Non-Votes. The Company may determine not to vote proxies in respect of securities of any issuer if it determines it would be in its Client’s overall best interests not to vote. Such determination may apply in respect of all Client holdings of the securities or only certain specified Clients, as the Company deems appropriate under the circumstances. As examples, the portfolio manager(s) may determine: (a) not to recall securities on loan if, in its judgment, the matters being voted upon are not material events affecting the securities and the negative consequences to Clients of disrupting the securities lending program would outweigh the benefits of voting in the particular instance or (b) not to vote certain foreign securities positions if, in its judgment, the expense and administrative inconvenience outweighs the benefits to Clients of voting the securities.
     2.6 Recordkeeping. Following the submission of a proxy vote, the applicable portfolio manager(s) shall submit a report of the vote to a settlement designee of the Company. Records of proxy votes by the Company shall be maintained in accordance with Section 4 of this Policy.
3. Conflicts of Interest
     3.1 Voting the securities of an issuer where the following relationships or circumstances exist are deemed to give rise to a material conflict of interest for purposes of this Policy:
     3.1.1 The issuer is a Client of the Company, or of an affiliate, accounting for more than 5% of the Company’s or affiliate’s annual revenues.
     3.1.2 The issuer is an entity that reasonably could be expected to pay the Company or its affiliates more than $1 million through the end of the Company’s next two full fiscal years.
     3.1.3 The issuer is an entity in which a “Covered Person” (as defined in the Company’s Policies and Procedures Designed to Detect and Prevent Insider Trading and to Comply with Rule 17j-1 of the Investment Company Act of 1940, as amended (the “Code of Ethics”)) has a beneficial interest contrary to the position held by the Company on behalf of Clients.
     3.1.4 The issuer is an entity in which an officer or partner of the Company or a relative1 of any such person is or was an officer, director or employee, or such person or relative otherwise has received more than $150,000 in fees, compensation and other payment from the issuer during the Company’s last three fiscal years; provided, however, that the Compliance Department may deem such a relationship not to be a material conflict of interest if the Company representative serves as an officer or director of the issuer at the direction of the Company for purposes of seeking control over the issuer.
     3.1.5 The matter under consideration could reasonably be expected to result in a material financial benefit to the Company or its affiliates through the end of the Company’s next two full fiscal

[1]	For the purposes of this Policy, “relative” includes the following family members: spouse, minor children or stepchildren or children or stepchildren sharing the person’s home.

years (for example, a vote to increase an investment advisory fee for a Fund advised by the Company or an affiliate).
     3.1.6 Another Client or prospective Client of the Company, directly or indirectly, conditions future engagement of the Company on voting proxies in respect of any Client’s securities on a particular matter in a particular way.
     3.1.7 The Company holds various classes and types of equity and debt securities of the same issuer contemporaneously in different Client portfolios.
     3.1.8 Any other circumstance where the Company’s duty to serve its Clients’ interests, typically referred to as its “duty of loyalty,” could be compromised.
     3.2 Notwithstanding the foregoing, a conflict of interest described in Section 3.1 shall not be considered material for the purposes of this Policy in respect of a specific vote or circumstance if:
     3.2.1 The securities in respect of which the Company has the power to vote account for less than 1% of the issuer’s outstanding voting securities, but only if: (i) such securities do not represent one of the 10 largest holdings of such issuer’s outstanding voting securities and (ii) such securities do not represent more than 2% of the Client’s holdings with the Company.
     3.2.2 The matter to be voted on relates to a restructuring of the terms of existing securities or the issuance of new securities or a similar matter arising out of the holding of securities, other than common equity, in the context of a bankruptcy or threatened bankruptcy of the issuer.
4. Recordkeeping, Retention and Compliance Oversight
     4.1 The Company shall retain records relating to the voting of proxies, including:
     4.1.1 Copies of this Policy and any amendments thereto.
     4.1.2 A copy of each proxy statement that the Company receives regarding Client securities.
     4.1.3 Records of each vote cast by the Company on behalf of Clients.
     4.1.4 A copy of any documents created by the Company that were material to making a decision how to vote or that memorializes the basis for that decision.
     4.1.5 A copy of each written request for information on how the Company voted proxies on behalf of the Client, and a copy of any written response by the Company to any (oral or written) request for information on how the Company voted.
     4.2 These records shall be maintained and preserved in an easily accessible place for a period of not less than five years from the end of the Company’s fiscal year during which the last entry was made in the records, the first two years in an appropriate office of the Company.

     4.3 The Company may rely on proxy statements filed on the SEC’s EDGAR system or on proxy statements and records of votes cast by the Company maintained by a third party, such as a proxy voting service (provided the Company had obtained an undertaking from the third party to provide a copy of the proxy statement or record promptly on request).
     4.4 Records relating to the voting of proxies for securities held by investment company clients will be reported periodically, as requested, to the investment company’s Board of Trustees and, to the SEC on an annual basis pursuant to Form N-PX.
     4.5 Compliance oversees the implementation of this procedure, including oversight over voting and the retention of proxy ballots voted. The CCO may review proxy voting pursuant to the firm’s compliance program.
Adopted by the Company’s Compliance Committee: March 24, 2009, amended June 17, 2009.
Approved by the Highland Funds Board of Trustees for all Funds (except Highland Long/Short Equity Fund): June 5, 2009.
Item 8. Portfolio Managers of Closed-End Management Investment Companies.

(a)(1)	Identification of Portfolio Manager(s) or Management Team Members and Description of Role of Portfolio Manager(s) or Management Team Members
The Highland Floating Rate Advantage Fund’s (the “Fund”) portfolio is managed by Brad Means and Greg Stuecheli.
     Brad Means. Mr. Means is a Senior Portfolio Manager at Highland. Prior to joining Highland in May 2004, Mr. Means was a Managing Director in FTI Consulting’s Corporate Finance group where he worked on corporate turnaround, restructuring and bankruptcy advisory engagements. From 1998 to 2001, he was a Director in PricewaterhouseCoopers LLP’s Chairman’s Office and focused on enterprise strategy, venture capital, business development and divestiture initiatives. Prior to his role in the Chairman’s Office, Mr. Means worked in the Strategic Change Consulting and the Assurance & Business Advisory groups of Price Waterhouse serving clients across a broad range of industries including Automotive, Energy, Financials and Industrials. He holds an MBA from the Stanford Graduate School of Business and a BSBA in Finance and Accounting from Creighton University. Mr. Means has earned the right to use the Chartered Financial Analyst designation.
     Greg Stuecheli. Mr. Stuecheli is a Senior Portfolio Manager at Highland. Prior to his current duties, Mr. Stuecheli was a Portfolio Manager for Highland covering distressed and special situation credit and equity investments. Prior to joining Highland in June 2002, Mr. Stuecheli served as an analyst for Gryphon Management Partners, LP from 2000 to 2002, where his primary responsibilities included researching long and short investment ideas. In 1999, Mr. Stuecheli was a Summer Associate at Hicks, Muse, Tate & Furst, and from 1995 to 1998, Mr. Stuecheli worked as a chemical engineer at Jacobs Engineering Group and Cytec Industries. Mr. Stuecheli received an MBA from Southern Methodist University and a BS in Chemical Engineering from Rensselaer Polytechnic Institute. He has earned the right to use the Chartered Financial Analyst designation.

(a)(2)	Other Accounts Managed by Portfolio Manager(s) or Management Team Member and Potential Conflicts of Interest
Other Accounts Managed by Portfolio Manager(s) or Management Team Member

The following tables provide information about funds and accounts, other than the Fund, for which the Fund’s portfolio managers are primarily responsible for the day-to-day portfolio management as of June 30, 2010.
Brad Means

Total Assets
	Total		Total Number of	Managed with
	Number of	Total Assets	Accounts Managed	Performance-Based
	Accounts	Managed	with Performance-	Advisory Fee
Type of Accounts	Managed	(millions)	Based Advisory Fee	(millions)
Registered Investment Companies:	2	920.2	—	—
Other Pooled Investment Vehicles:	—	—	—	—
Other Accounts:	—	—	—	—
Greg Stuecheli

Total Assets
	Total		Total Number of	Managed with
	Number of	Total Assets	Accounts Managed	Performance-Based
	Accounts	Managed	with Performance-	Advisory Fee
Type of Accounts	Managed	(millions)	Based Advisory Fee	(millions)
Registered Investment Companies:	2	920.2	—	—
Other Pooled Investment Vehicles:	—	—	—	—
Other Accounts:	—	—	—	—
     Because each portfolio manager manages other accounts, including accounts that may pay higher fees, potential conflicts of interest exist, including potential conflicts between the investment strategy of a Fund and the investment strategy of the other accounts managed by the portfolio manager and potential conflicts in the allocation of investment opportunities between a Fund and the other accounts.
Conflicts of Interest.
     Highland and/or its general partner, limited partners, officers, affiliates and employees provide investment advice to other parties and manage other accounts and private investment vehicles similar to the Fund. In connection with such other investment management activities, the Adviser and/or its general partner, limited partners, officers, affiliates and employees may decide to invest the funds of one or more other accounts or recommend the investment of funds by other parties, rather than the Fund’s monies, in a particular security or strategy. In addition, the Adviser and such other persons will determine the allocation of funds from the Fund and such other accounts to investment strategies and techniques on whatever basis they consider appropriate or desirable in their sole and absolute discretion.
     The Adviser has built a professional working environment, a firm-wide compliance culture and compliance procedures and systems designed to protect against potential incentives that may favor one account over another. The Adviser has adopted policies and procedures that address the allocation of investment opportunities, execution of portfolio transactions, personal trading by employees and other potential conflicts of interest that are designed to ensure that all client accounts are treated equitably over time. Nevertheless, the Adviser furnishes advisory services to numerous clients in addition to the Fund, and the Adviser may, consistent with applicable law, make investment recommendations to other clients or accounts (including accounts that are hedge funds or have performance or higher fees paid to the Adviser or in which portfolio managers have a personal interest in the receipt of such fees) that may be the same as or different from those made to the Fund. In addition, the Adviser, its affiliates and any of their partners, directors, officers, stockholders or employees may or may not have an interest in the securities whose purchase and sale the Adviser recommends to the Fund. Actions with respect to securities of the same kind may be the same as or different from the action that the Adviser, or any of its affiliates, or any of their partners, directors, officers, stockholders or employees or any member of their families may take with respect to the same securities. Moreover, the Adviser may refrain from rendering any advice or services concerning securities of companies of which any of the Adviser’s (or its affiliates’) partners, directors, officers or employees are directors or officers, or companies as to which the Adviser or any of its affiliates or partners, directors, officers and employees of any of them has any substantial economic interest or possesses material non-public information. In addition to its various policies and procedures designed to address these issues, the Adviser includes disclosure regarding these matters to its clients in both its Form ADV and investment advisory agreements.
     The Adviser, its affiliates or their partners, directors, officers and employees similarly serve or may serve other entities that operate in the same or related lines of business. Accordingly, these individuals may have obligations to investors in those entities or funds or to other clients, the fulfillment of which might not be in the best interests of the Fund. As a result, the Adviser will face conflicts in the allocation of investment opportunities to the Fund and other funds and clients. In order to enable such affiliates to fulfill their fiduciary duties to each of the clients for which they have responsibility, the Adviser will endeavor to allocate investment opportunities in a fair and equitable manner which may, subject to applicable regulatory constraints, involve pro rata co-investment by the Fund and such other clients or may involve a rotation of opportunities among the Fund and such other clients.
     While the Adviser does not believe there will be frequent conflicts of interest, if any, the Adviser and its affiliates have both subjective and objective procedures and policies in place designed to manage the potential conflicts of interest between the Adviser’s fiduciary obligations to the Fund and their similar fiduciary obligations to other clients so that, for example, investment opportunities are allocated in a fair and equitable manner among the Fund and such other clients. An investment opportunity that is suitable for multiple clients of the Adviser and its affiliates may not be capable of being shared among some or all of such clients due to the limited scale of the opportunity or other factors, including regulatory restrictions imposed by the 1940 Act. There can be no assurance that the Adviser’s or its affiliates’ efforts to allocate any particular investment opportunity fairly among all clients for whom such opportunity is appropriate will result in an allocation of all or part of such opportunity to the Fund. Not all conflicts of interest can be expected to be resolved in favor of the Fund.
(a)(3) Compensation Structure of Portfolio Manager(s) or Management Team Members
     Highland’s financial arrangements with its portfolio managers, its competitive compensation and its career path emphasis at all levels reflect the value senior management places on key resources. Compensation may include a variety of components and may vary from year to year based on a number of factors, including the pre-tax relative performance of a portfolio manager’s underlying account, the pre-tax combined performance of the portfolio managers’ underlying accounts, and the pre-tax relative performance of the portfolio managers’ underlying accounts measured against other employees. The principal components of compensation include a base salary, a discretionary bonus, various retirement benefits and one or more of the incentive compensation programs established by Highland, such as its “Short-Term Incentive Plan” and its “Long-Term Incentive Plan,” described below.
     Base compensation. Generally, portfolio managers receive base compensation based on their seniority and/or their position with Highland, which may include the amount of assets supervised and other management roles within Highland. Base compensation is determined by taking into account current industry norms and market data to ensure that Highland pays a competitive base compensation.
     Discretionary compensation. In addition to base compensation, portfolio managers may receive discretionary compensation, which can be a substantial portion of total compensation. Discretionary compensation can include a discretionary cash bonus paid to recognize specific business contributions and to ensure that the total level of compensation is competitive with the market, as well as participation in incentive plans, including one or more of the following:
Short-Term Incentive Plan. The purpose of this plan is to attract and retain the highest quality employees for positions of substantial responsibility, and to provide additional incentives to a select group of management or highly-compensated employees of Highland in order to promote the success of Highland.
Long Term Incentive Plan. The purpose of this plan is to create positive morale and teamwork, to attract and retain key talent and to encourage the achievement of common goals. This plan seeks to reward participating employees based on the increased value of Highland.
     Because each person’s compensation is based on his or her individual performance, Highland does not have a typical percentage split among base salary, bonus and other compensation. Senior portfolio managers who perform additional management functions may receive additional compensation in these other capacities. Compensation is structured such that key professionals benefit from remaining with Highland.
(a)(4) Disclosure of Securities Ownership
The following table sets forth the dollar range of equity securities of the Fund beneficially owned by each portfolio manager as of June 30, 2010.

Dollar Range of Equity Securities
Name of Portfolio Manager	Beneficially Owned by Portfolio Manager
Brad Means	None
Greg Stuecheli	None
(b)	Not applicable.

Item 9.	Purchases of Equity Securities by Closed-End Management Investment Company and Affiliated Purchasers.
Not applicable.

Item 10.	Submission of Matters to a Vote of Security Holders.
There have been no material changes to the procedures by which the shareholders may recommend nominees to the registrant’s board of directors.

Item 11.	Controls and Procedures.
(a)	The registrant’s principal executive and principal financial officers, or persons performing similar functions, have concluded that the registrant’s disclosure controls and procedures (as defined in Rule 30a-3(c) under the Investment Company Act of 1940, as amended (the “1940 Act”) (17 CFR 270.30a-3(c))) are effective, as of a date within 90 days of the filing date of the report that includes the disclosure required by this paragraph, based on their evaluation of these controls and procedures required by Rule 30a-3(b) under the 1940 Act (17 CFR 270.30a-3(b)) and Rules 13a-15(b) or 15d-15(b) under the Securities Exchange Act of 1934, as amended (17 CFR 240.13a-15(b) or 240.15d-15(b)).

(b)	There were no changes in the registrant’s internal control over financial reporting (as defined in Rule 30a-3(d) under the 1940 Act (17 CFR 270.30a-3(d)) that occurred during the registrant’s second fiscal quarter of the period covered by this report that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting.
Item 12. Exhibits.
(a)(1)	Code of ethics, or any amendment thereto, that is the subject of disclosure required by Item 2 is attached hereto.

(a)(2)	Certifications pursuant to Rule 30a-2(a) under the 1940 Act and Section 302 of the Sarbanes-Oxley Act of 2002 are attached hereto.

(a)(3)	Not applicable.

(b)	Certifications pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the Sarbanes- Oxley Act of 2002 are attached hereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934 and the Investment Company Act of 1940, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

(registrant)	Highland Floating Rate Advantage Fund

By (Signature and Title)*	/s/ R. Joseph Dougherty

R. Joseph Dougherty, Chief Executive Officer and President (principal executive officer)
Date 9/7/10
Pursuant to the requirements of the Securities Exchange Act of 1934 and the Investment Company Act of 1940, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

By (Signature and Title)*	/s/ R. Joseph Dougherty

R. Joseph Dougherty, Chief Executive Officer and President (principal executive officer)
Date 9/7/10

By (Signature and Title)*	/s/ M. Jason Blackburn

M. Jason Blackburn, Chief Financial Officer, Treasurer and Secretary (principal financial officer)
Date 9/7/10

*	Print the name and title of each signing officer under his or her signature.